As filed with the Securities and Exchange Commission on April 8, 1999
                                              Registration No. 333-64473
                                              Registration No. 333-64473-01
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      -----------------------------------


                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      -----------------------------------


 GREAT-WEST LIFE & ANNUITY                       GWL&A FINANCIAL INC.
    INSURANCE CAPITAL I                     (Exact name of registrant as
(Exact name of registrant                        specified in charter)
 as specified in charter)
         Delaware                                      Delaware
(State or other jurisdiction                (State or other jurisdiction of
of incorporation or organization)            incorporation or organization)
           6733                                          6719
(Primary Standard Industrial                  (Primary Standard Industrial
Classification Code Number)                    Classification Code Number)
        52-2133316                                     84-1474245
(IRS Employer Identification No.)            (IRS Employer Identification No.)

                             8515 East Orchard Road
                            Englewood, Colorado 80111
                                 (303) 689-3000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                               Mitchell T.G. Graye
              Executive Vice President and Chief Financial Officer
                   Great-West Life & Annuity Insurance Company
                             8515 East Orchard Road
                           Englewood, Colorado, 80111
                                 (303) 689-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                      -----------------------------------

                                   Copies To:
          David W. Hirsch                                 Lee Meyerson
Cleary, Gottlieb, Steen & Hamilton                 Simpson Thacher & Bartlett
         One Liberty Plaza                            425 Lexington Avenue
        New York, NY 10006                       New York, New York 10017-3954
          (212) 225-2000                                 (212) 455-2000

                      -----------------------------------

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
              SALE TO THE PUBLIC: As soon as practicable after the
                 effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

Each of the Registrants hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until each of the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
===============================================================================

*******************************************************************************

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

*******************************************************************************

                   Subject to Completion, dated April 7, 1999


PROSPECTUS
                                                              [GREAT-WEST LOGO]
                                  $150,000,000
                  GREAT-WEST LIFE & ANNUITY INSURANCE CAPITAL I
                                     SKIS SM*

                    % Subordinated Capital Income Securities
                  (Liquidation Amount $25 per Capital Security)

          fully and unconditionally guaranteed, as described herein, by
                              GWL&A FINANCIAL INC.

                      -----------------------------------


     The % Subordinated Capital Income Securities ("SKIS" or the "Capital Securities") offered hereby represent undivided beneficial ownership interests in the assets of Great-West Life & Annuity Insurance Capital I, a Delaware statutory business trust (the "Trust"). GWL&A Financial Inc., a Delaware corporation ("GWL&A Financial" or the "Company"), will be the owner of all of the beneficial ownership interests represented by common securities of the Trust (the "Common Securities"; together with the Capital Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the Capital Securities and the Common Securities and investing the proceeds thereof in % Junior Subordinated Debentures due 2029 (the "Junior Subordinated Debentures") to be issued by the Company.


     Application has been made to have the Capital Securities approved for listing on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). Trading of the Capital Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Capital Securities. See "Underwriting."

                                                        (continued on next page)

     See "Risk Factors" beginning on page 13 for certain information relevant to an investment in the Capital Securities.

                      -----------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------- -------------------------- --------------------------- ---------------------------
                                             Initial Public               Underwriting                Proceeds to
                                           Offering Price (1)           Commissions (2)               Trust (3)(4)
--------------------------------------- -------------------------- --------------------------- ---------------------------
Per Capital Security..................             $                          (3)                         $
--------------------------------------- -------------------------- --------------------------- ---------------------------
Total.................................  $                                     (3)              $
--------------------------------------- -------------------------- --------------------------- ---------------------------


(1)    Plus accrued distributions, if any, from          , 1999.
(2) The Trust and the Company have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures, the Company has agreed to pay to the Underwriters, as compensation for their arranging the investment therein of such proceeds, per Capital Security (or $ in the aggregate). See "Underwriting."
(4)    Before deducting expenses payable by the Company, estimated at $685,000.


                      -----------------------------------


         The Capital Securities are offered, subject to prior sale, when, as and if issued to and accepted by the several Underwriters and subject to certain conditions. It is expected that delivery of the Capital Securities will be made in book-entry form through the facilities of The Depository Trust Company on or about , 1999 at the offices of Lehman Brothers Inc., New York, New York against payment therefor in immediately available funds.


                      -----------------------------------

LEHMAN BROTHERS
          GOLDMAN, SACHS & CO.
                        MERRILL LYNCH & CO.
                                       J.P. MORGAN & CO.


           , 1999
*   SKIS is a servicemark of Lehman Brothers Inc.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                      -----------------------------------

(Continued from previous page)


     The Junior Subordinated Debentures will mature on     , 2029 (the "Stated
Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Capital Securities--Subordination of Common Securities."

     Holders of the Capital Securities will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1999, at the annual rate of % of the liquidation amount of $25 per Capital Security (the "Distributions"). The distribution rate and the distribution payment dates and other payment dates of the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates of the Junior Subordinated Debentures, which will be the sole asset of the Trust. The Company will guarantee the payment of Distributions and payments on liquidation of the Trust or redemption of the Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein (the "Guarantee"). See "Description of Guarantee." If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Company's obligations under the Guarantee, taken together with its obligations under the Junior Subordinated Debentures and the Indenture (as defined herein), including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities. The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination") of the Company and will be structurally subordinated to all liabilities and obligations of the Company's subsidiaries. As of December 31, 1998, the Company had no Senior Indebtedness outstanding, and the Company's consolidated subsidiaries had indebtedness and other liabilities of approximately $23.9 billion (of which $23.6 billion consists of obligations to policyholders under outstanding insurance policies) to which the Guarantee and the Junior Subordinated Debentures would be effectively subordinated.


     The Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a day other than an Interest Payment Date (as defined herein). Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. If interest payments on the Junior Subordinated Debentures are so deferred, distributions on the Capital Securities will also be deferred and the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu in all respects with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in the form of stock, warrants, options or other rights where the dividend stock or the stocks issuable upon exercise of such warrants, options or other right is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of rights, stock or other property under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (d) as a result of reclassification of the Company's capital stock into one or more other classes or series of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for another class or series of the Company's capital stock, or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(e) the purchase of fractional interests in the shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) repurchases, redemptions or other acquisitions of common stock related to the issuance of common stock or rights under any of the Company's employment contracts, benefit plans or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period). During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will
accumulate) at the rate of    % per annum to the extent permitted by applicable
law, compounded quarterly, and holders of the Capital Securities will be required to include the stated interest on their pro rata share of the Capital Securities in their gross income as original issue discount ("OID") even though the cash payments attributable thereto have not been made. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount."


     The Junior Subordinated Debentures are not redeemable prior to      , 2004
unless a Special Event (as defined herein) has occurred. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on
or after   , 2004, at any time, in whole or in part, at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to, but excluding, the date fixed for redemption, plus 100% of the principal amount thereof, or (ii) at any time, in whole but not in part, within 90 days of the occurrence and continuation of a Special Event at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to, but excluding, the date fixed for redemption, plus 100% of the principal amount thereof. The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption, in an amount equal to the aggregate principal amount of related Junior Subordinated Debentures maturing or being redeemed and at a redemption price equal to the aggregate principal amount of such Junior Subordinated Debentures, in each case plus accumulated and unpaid Distributions on such Capital Securities to the date of redemption.


     The Company will have the right, at any time, to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust. If the Junior Subordinated Debentures are distributed to the holders of Capital Securities upon the liquidation of the Trust, the Company will use its best efforts to list the Junior Subordinated Debentures on the New York Stock Exchange or such other stock exchanges or inter-dealer quotation system, if any, on which the Capital Securities are then listed or quoted. See "Description of Capital Securities--Redemption --Special Event Redemption or Distribution of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures--Distribution of Junior Subordinated Debentures; Book-Entry Issuance."

     In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the Capital Securities will be entitled to receive a liquidation amount of $25 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior Subordinated Debentures as described above. If such liquidation amount can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation amount, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default (as defined herein) has occurred and is continuing, the Capital Securities will have a priority over the Common Securities. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution."

                      -----------------------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. In particular, statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future or projected levels of sales of the Company's products, investment spreads or yields, or the earnings or profitability of the Company's activities. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Company specifically, such as credit, volatility and other risks associated with the Company's investment portfolio, and other factors. Readers are also directed to consider other risks and uncertainties discussed in documents filed by Great-West Life & Annuity Insurance Company and the Company and certain of its subsidiaries with the Securities and Exchange Commission (the "SEC" or "Commission"). See "Available Information."

                                     SUMMARY

     This summary is qualified by the more detailed information and financial statements appearing elsewhere, or incorporated by reference, in this Prospectus. Prospective investors are urged to read this Prospectus in its entirety.


     The Company was formed on September 16, 1998 as a holding company for Great-West Life & Annuity Insurance Company, a Colorado life insurance company ("GWL&A"). On December 30, 1998, the Company became the parent of and successor registrant to GWL&A. Accordingly, unless the context otherwise requires, references to the Company in this Prospectus include GWL&A, and all financial and other information in this Prospectus is presented as if this reorganization had been completed for all periods discussed.


The Trust

     The Trust is a statutory business trust created under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to a declaration of trust (as amended and restated, the "Declaration") and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The Company will acquire Common Securities in an aggregate liquidation preference equal to at least 3% of the total capital of the Trust. All of the Common Securities will be owned directly by the Company. The Trust will use all of the proceeds derived from the issuance of the Capital Securities and the Common Securities to purchase the Junior Subordinated Debentures and, accordingly, the assets of the Trust will consist solely of the Junior Subordinated Debentures and payments made thereunder will be the sole revenue of the Trust. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures and
(iii) engaging in only those other activities necessary or incidental thereto.

The Company

     The Company is an indirect wholly-owned subsidiary of The Great-West Life Assurance Company ("Great-West Life"), a Canadian life insurance company. Great-West Life is a subsidiary of Great-West Lifeco Inc. ("Great-West Lifeco"), a Canadian holding company. Great-West Lifeco is in turn a subsidiary of Power Financial Corporation ("Power Financial"), a Canadian holding company with substantial interests in the financial services industry. Power Corporation of Canada ("Power Corporation"), a Canadian holding and management company, has voting control of Power Financial. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power Corporation. Common and preferred shares of Great-West Life, Great-West Lifeco, Power Financial and Power Corporation are traded publicly in Canada. The Company is incorporated in Delaware and maintains its principal executive offices in Englewood, Colorado.

GWL&A


     GWL&A is a stock life insurance company originally organized in 1907. GWL&A is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in all states in the United States except New York, and in the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands. GWL&A conducts business in New York through its subsidiary, First Great-West Life & Annuity Insurance Company. GWL&A is also a licensed reinsurer in the State of New York. As of December 31, 1997, GWL&A ranked among the top 25 of all U.S. life insurance companies in terms of total admitted assets.

GWL&A operates in the following two business segments:


Employee Benefits:       Life, health and 401(k) products for group clients; and


Financial Services:      Savings products for both public and non-profit
                         employers and individuals, and life insurance products for individuals and businesses.

Reorganization

     On December 30, 1998, all of the outstanding shares of GWL&A's common stock were contributed to GWL&A Financial, and GWL&A Financial became the parent of GWL&A. The consolidated assets and liabilities of GWL&A Financial immediately after the Reorganization were substantially the same as the consolidated assets and liabilities of GWL&A immediately prior to the Reorganization. The accounting for the Reorganization was similar to the accounting for a pooling of interests as it represents a combination of entities under common control.

The Offering

The Trust...........................       Great-West Life & Annuity
                                           Insurance Capital I, a Delaware
                                           statutory business trust. The sole
                                           asset of the Trust will be the
                                           Junior Subordinated Debentures.


Securities Offered..................             % Capital Securities
                                           evidencing undivided beneficial
                                           ownership interests in the assets of
                                           the Trust. The holders thereof will
                                           be entitled to a preference in
                                           certain circumstances with respect to
                                           Distributions and amounts payable on
                                           redemption or liquidation over the
                                           Common Securities.


Distributions.......................       Holders of the Capital Securities
                                           will be entitled to receive
                                           cumulative cash distributions
                                           accruing from the date of original
                                           issuance and payable quarterly in
                                           arrears on March 31, June 30,
                                           September 30 and December 31 of each
                                           year, commencing June 30, 1999, at
                                           the annual rate of % of the
                                           liquidation amount of $25 per Capital
                                           Security. The distribution rate and
                                           the distribution payment date and
                                           other payment dates for the Capital
                                           Securities will correspond to the
                                           interest rate and interest payment
                                           date and other payment dates on the
                                           Junior Subordinated Debentures. See
                                           "Description of Capital Securities."

Junior Subordinated Debentures......       The Trust will invest the proceeds
                                           from the issuance of the Capital
                                           Securities and Common Securities in
                                           an equivalent amount of % Junior
                                           Subordinated Debentures of the
                                           Company. The Junior Subordinated
                                           Debentures will mature on , 2029. The
                                           Junior Subordinated Debentures will
                                           rank subordinate and junior in right
                                           of payment to all Senior Indebtedness
                                           of the Company. In addition, the
                                           Company's obligations under the
                                           Junior Subordinated Debentures will
                                           be structurally subordinated to all
                                           existing and future liabilities and
                                           obligations of its subsidiaries. See
                                           "Risk Factors--Ranking of Subordinate
                                           Obligations Under the Guarantee and
                                           the Junior Subordinated Debentures"
                                           and "Description of Junior
                                           Subordinated Debentures--
                                           Subordination."


Guarantee...........................       Payment of distributions out of
                                           moneys held by the Trust, and
                                           payments on liquidation of the Trust
                                           or the redemption of Capital
                                           Securities, are guaranteed by the
                                           Company to the extent the Trust has
                                           funds available therefor. If the
                                           Company does not make principal or
                                           interest payments on the Junior
                                           Subordinated Debentures, the Trust
                                           will not have sufficient funds to
                                           make Distributions (as defined
                                           herein) on the Capital Securities, in
                                           which event the Guarantee shall not
                                           apply to such Distributions until the
                                           Trust has sufficient funds available
                                           therefor. The Company's obligations
                                           under the Guarantee, taken together
                                           with its obligations under the Junior
                                           Subordinated Debentures and the
                                           Indenture, including its obligation
                                           to pay all costs, expenses and
                                           liabilities of the Trust (other than
                                           with respect to the Capital
                                           Securities), constitute a full and
                                           unconditional guarantee of all of the
                                           Trust's obligations under the Capital
                                           Securities. See "Description of
                                           Guarantee" and "Relationship Among
                                           the Capital Securities, the Junior
                                           Subordinated Debentures and the
                                           Guarantee." The obligations of the
                                           Company under the Guarantee are
                                           subordinate and junior in right of
                                           payment to all Senior Indebtedness of
                                           the Company. See "Risk
                                           Factors--Ranking of Subordinated
                                           Obligations Under the Guarantee and
                                           the Junior Subordinated Debentures"
                                           and "Description of Guarantee."

Right to Defer Interest.............       The Company has the right to defer
                                           payment of interest on the Junior
                                           Subordinated Debentures at any time
                                           or from time to time for a period not
                                           exceeding 20 consecutive quarters
                                           with respect to each Extension
                                           Period, provided that no Extension
                                           Period may extend beyond the Stated
                                           Maturity of the Junior Subordinated
                                           Debentures or end on a day other than
                                           an Interest Payment Date. Upon the
                                           termination of any such Extension
                                           Period and the payment of all amounts
                                           then due on any Interest Payment
                                           Date, the Company may elect to begin
                                           a new Extension Period subject to the
                                           requirements set forth herein. If
                                           interest payments on the Junior
                                           Subordinated Debentures are so
                                           deferred, distributions on the
                                           Capital Securities will also be
                                           deferred for an equivalent period and
                                           the Company may not, and may not
                                           permit any subsidiary of the Company
                                           to, (i) declare or pay any dividends
                                           or distributions on, or redeem,
                                           purchase, acquire, or make a
                                           liquidation payment with respect to,
                                           the Company's capital stock, (ii)
                                           make any payment of principal,
                                           interest or premium, if any, on or
                                           repay, repurchase or redeem any debt
                                           securities that rank pari passu with
                                           or junior to the Junior Subordinated
                                           Debentures or (iii) make any
                                           guarantee payments with respect to
                                           any guarantee by the Company of the
                                           debt securities of any subsidiary of
                                           the Company if such guarantee ranks
                                           pari passu with or junior to the
                                           Junior Subordinated Debentures (other
                                           than (a) dividends or distributions
                                           in the form of stock, warrants,
                                           options or other rights where the
                                           dividend stock or the stocks issuable
                                           upon exercise of such warrants,
                                           options or other right is the same
                                           stock as that on which the dividend
                                           is being paid or ranks pari passu
                                           with or junior to such stock, (b)
                                           payments under the Guarantee, (c) any
                                           declaration of a dividend in
                                           connection with the implementation of
                                           a shareholders' rights plan, or the
                                           issuance of rights, stock or other
                                           property under any such plan in the
                                           future, or the redemption or
                                           repurchase of any such rights
                                           pursuant thereto, (d) as a result of
                                           reclassification of the Company's
                                           capital stock into one or more other
                                           classes or series of the Company's
                                           capital stock or the exchange or
                                           conversion of one class or series of
                                           the Company's capital stock (or any
                                           capital stock of a subsidiary of the
                                           Company) for another class or series
                                           of the Company's capital stock, or of
                                           any class or series of the Company's
                                           indebtedness for any class or series
                                           of the Company's capital stock, (e)
                                           the purchase of fractional interests
                                           in the shares of the Company's
                                           capital stock pursuant to the
                                           conversion or exchange provisions of
                                           such capital stock or the security
                                           being converted or exchanged and (f)
                                           repurchases, redemptions or other
                                           acquisitions of common stock related
                                           to the issuance of common stock or
                                           rights under any of the Company's
                                           employment contracts, benefit plans
                                           or other similar arrangement with or
                                           for the benefit of one or more
                                           employees, officers, directors or
                                           consultants, in connection with a
                                           dividend reinvestment or stockholder
                                           stock purchase plan or in connection
                                           with the issuance of capital stock of
                                           the Company (or securities
                                           convertible into or exercisable for
                                           such capital stock) as consideration
                                           in an acquisition transaction entered
                                           into prior to the applicable
                                           Extension Period). During an
                                           Extension Period, interest on the
                                           Junior Subordinated Debentures will
                                           continue to accrue (and the amount of
                                           Distributions to which holders of the
                                           Capital Securities are entitled will
                                           accumulate) at the rate of % per
                                           annum, compounded quarterly, and
                                           holders of Capital Securities will be
                                           required to include the stated
                                           interest on their pro rata share of
                                           the Capital Securities in their gross
                                           income as OID even though the cash
                                           payments attributable thereto have
                                           not been made. See "Description of
                                           Junior Subordinated Debentures--
                                           Option to Extend Interest Payment
                                           Period" and "U.S. Federal Income Tax
                                           Consequences--Interest Income and
                                           Original Issue Discount."


Redemption..........................       The Junior Subordinated Debentures
                                           are redeemable by the Company in
                                           whole or in part on or after , 2004,
                                           or at any time, in whole but not in
                                           part, upon the occurrence of a
                                           Special Event. If the Junior
                                           Subordinated Debentures are redeemed,
                                           the Trust will redeem Trust
                                           Securities having an aggregate
                                           liquidation amount equal to the
                                           aggregate principal amount of the
                                           Junior Subordinated Debentures so
                                           redeemed. The Trust Securities will
                                           be redeemed upon maturity of the
                                           Junior Subordinated Debentures. See
                                           "Description of Capital
                                           Securities--Redemption--Mandatory
                                           Redemption" and "--Special Event
                                           Redemption or Distribution of Junior
                                           Subordinated Debentures."

Liquidation of the Trust............       The Company will have the right, at
                                           any time, to dissolve the Trust and
                                           after satisfaction of claims of
                                           creditors of the Trust, if any, as
                                           required by applicable law, cause the
                                           Junior Subordinated Debentures to be
                                           distributed to the holders of the
                                           Capital Securities and the Common
                                           Securities in liquidation of the
                                           Trust. If the Junior Subordinated
                                           Debentures are distributed to the
                                           holders of Capital Securities upon
                                           the liquidation of the Trust, the
                                           Company will use its best efforts to
                                           list the Junior Subordinated
                                           Debentures on the New York Stock
                                           Exchange or on such other stock
                                           exchanges or inter-dealer quotation
                                           system, if any, on which the Capital
                                           Securities are then listed or quoted.
                                           See "Description of Junior
                                           Subordinated Debentures--Distribution
                                           of Junior Subordinated Debentures;
                                           Book-Entry Issuance."

                                           In the event of the liquidation of
                                           the Trust, after satisfaction of the
                                           claims of creditors of the Trust, if
                                           any, as provided by applicable law,
                                           the holders of the Capital Securities
                                           will be entitled to receive a
                                           liquidation amount of $25 per Capital
                                           Security plus accumulated and unpaid
                                           Distributions thereon to, but
                                           excluding, the date of payment, which
                                           may be in the form of a distribution
                                           of such amount in Junior Subordinated
                                           Debentures as described above. If
                                           such Liquidation Distribution (as
                                           defined herein) can be paid only in
                                           part because the Trust has
                                           insufficient assets available to pay
                                           in full the aggregate Liquidation
                                           Distribution, then the amounts
                                           payable directly by the Trust on the
                                           Capital Securities shall be paid on a
                                           pro rata basis. The holder of the
                                           Common Securities will be entitled to
                                           receive distributions upon any such
                                           liquidation pro rata with the holders
                                           of the Capital Securities, except
                                           that if an Indenture Event of Default
                                           has occurred and is continuing, the
                                           Capital Securities shall have a
                                           priority over the Common Securities.
                                           See "Description of Capital
                                           Securities--Liquidation Distribution
                                           Upon Dissolution."

Use of Proceeds.....................       The proceeds from the sale of the
                                           Capital Securities will be used to
                                           purchase the Junior Subordinated
                                           Debentures. The Company plans to
                                           contribute the proceeds from the sale
                                           of the Junior Subordinated Debentures
                                           to GWL&A as regulatory capital for
                                           general corporate purposes. See "Use
                                           of Proceeds."

Ratings.............................       The Company expects the Capital
                                           Securities to be rated "a1" by
                                           Moody's Investors Services, Inc. and
                                           "A" by Standard & Poor's Ratings
                                           Services. A security rating is not a
                                           recommendation to buy, sell or hold
                                           securities and may be subject to
                                           revision or withdrawal at any time by
                                           the assigning rating organization.

                       Summary Consolidated Financial Data

     The following table sets forth summary consolidated financial information of the Company. The consolidated financial data as of and for the years ended December 31, 1998, 1997 and 1996 has been derived from audited financial statements of the Company, adjusted and restated for all periods presented to reflect the reorganization, consisting of the formation and capitalization of the Company and the effect of the contribution of all of the outstanding shares of GWL&A's common stock to the Company. The following information should be read in conjunction with the consolidated financial statements of the Company, together with the related notes thereto.


INCOME                                                                  Year Ended December 31,
                                                          ---------------------------------------------------
STATEMENT DATA                                            1998                   1997                  1996
                                                          -------------- ------------------------ -----------
                                                                        (dollars in thousands)
REVENUES:
Premium income
   Related party (Net) ......................         $   46,191            $   155,798            $   164,839
   Other (Net) ..............................            948,672                677,381                664,610
Fee Income...................................            516,052                420,730                347,519
Net investment income
   Related party.............................             (9,416)                (8,957)               (26,082)
   Other.....................................            906,776                890,630                860,719
Net realized gains (losses) on investment....             38,173                  9,800                (21,078)
                                                      -----------          ------------           -------------
                                                       2,446,448              2,145,382              1,990,527
                                                       ---------              ---------              ---------

BENEFITS AND EXPENSES:
Life and other policy benefits                           768,474                543,903                515,750
Increase in reserves.........................
   Related party.............................             46,191                155,798                164,839
   Other.....................................             78,851                 90,013                 64,359
Interest paid or credited to contractholders.            491,616                527,784                561,786
Provision for policyholders' share of earnings
   (losses) on participating business........              5,908                  3,753                     (7)
Dividends to policyholders...................             71,429                 63,799                 49,237
                                                     -----------            -----------            -----------
                                                       1,462,469              1,385,050              1,355,964

Commissions..................................            144,246                102,150                106,561
Operating expenses (income)
   Related party.............................             (4,542)                (6,292)               304,599
   Other.....................................            517,676                431,714                 33,435
Premium taxes................................             30,848                 24,153                 25,021
                                                     -----------           ------------            -----------
                                                       2,150,697              1,936,775              1,825,580
                                                       ---------              ---------              ---------

INCOME BEFORE INCOME TAXES                               295,751                208,607                164,947
                                                      ----------             ----------             ----------
PROVISION FOR INCOME TAXES:
   Current...................................             81,770                 61,644                 45,934
   Deferred..................................             17,066                (11,797)               (15,562)
                                                       ---------            ------------          -------------
                                                          98,836                 49,847                 30,372
                                                       ---------            -----------           ------------
NET INCOME                                            $  196,915            $   158,760             $  134,575
                                                      ==========            ===========             ==========


BALANCE                                                                   As of December 31,
                                                          ---------------------------------------------------
SHEET DATA                                                  1998                 1997                  1996
                                                          -------------- ------------------------- ----------
                                                                        (dollars in thousands)
ASSETS:
Fixed Maturities:
   Held-to-maturity, at amortized cost.......             $2,199,818           $2,082,716           $1,992,681
   Available-for-sale, at fair value.........              6,936,726            6,698,629            6,206,478
Common stock.................................                 48,640               39,021               19,715
Mortgage loans on real estate, net...........              1,133,468            1,235,594            1,487,575
Real estate, net.............................                 73,042               93,775               67,967
Policy loans.................................              2,858,673            2,657,116            2,523,477
Short-term investments, available-for-sale (cost
approximates fair value).....................                420,169              399,131              419,008
                                                         -----------          -----------          -----------

     Total Investments.......................             13,670,536           13,205,982           12,716,901

Cash.........................................                176,369              126,528              125,432
Deferred policy acquisition costs............                238,901              255,442              282,780
Other assets.................................                938,046              642,562              741,740
Separate account assets......................             10,099,543            7,847,451            5,484,631
                                                        ------------         ------------         ------------

TOTAL ASSETS.................................            $25,123,395          $22,077,965          $19,351,484
                                                         ===========          ===========          ===========

POLICY BENEFIT LIABILITIES:
Policy reserves..............................            $11,839,714          $11,102,719           11,022,595
Policy and contract claims...................                491,932              375,499              372,327
Policyholders' funds.........................                181,779              165,106              153,867
Provision for policyholders'  dividend.......                 69,530               62,937              138,678

GENERAL LIABILITIES:
Due to Parent Corporation....................                 52,877              126,656              151,431
Other general liabilities....................              1,045,494            1,069,563              860,236
Undistributed earnings on participating business             143,717              141,865              133,255
Separate account liabilities.................             10,099,543            7,847,451            5,484,631
                                                        ------------        -------------        -------------

     Total Liabilities.......................            $23,924,586          $20,891,796          $18,317,020
                                                         -----------          -----------          -----------

STOCKHOLDER'S EQUITY:
Preferred stock..............................                      0              121,800              121,800
Common stock.................................                    250                  250                  250
Additional paid-in capital...................                706,588              697,780              671,297
Accumulated other comprehensive income.......                 61,560               52,807               14,951
Retained earnings............................                430,411              313,532              226,166
                                                        ------------        -------------        -------------

     Total Stockholder's Equity..............              1,198,809            1,186,169            1,034,464
                                                           ---------         ------------         ------------
 TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY..

                                                         $25,123,395          $22,077,965          $19,351,484
                                                         ===========          ===========          ===========

                                  RISK FACTORS

     Prospective investors should carefully review the following factors, as well as the other information contained in this Prospectus, before deciding to make an investment in Capital Securities.

Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures


     The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company and will be structurally subordinated to all liabilities and obligations of the Company's subsidiaries. As of December 31, 1998, the Company had no Senior Indebtedness outstanding, and the Company's consolidated subsidiaries had indebtedness and other liabilities of approximately $23.9 billion (of which $23.6 billion consists of obligations to policyholders under outstanding insurance policies) to which the obligations of the Company would be effectively subordinated. None of the Indenture, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured Senior Indebtedness that may be incurred by the Company. See "Description of Guarantee--Status of the Guarantee" and "Description of Junior Subordinated Debentures--Subordination."


Status as a Holding Company

     As a holding company, the ability of the Company to pay interest and principal on the Junior Subordinated Debentures will depend significantly on the receipt of dividends or other distributions from the Company's subsidiaries. The Company's principal subsidiary is GWL&A. The ability of GWL&A to pay dividends or make other distributions to the Company generally is dependent on GWL&A's compliance with applicable regulatory restrictions. Under Colorado law, GWL&A cannot, without the approval of the Colorado Commissioner of Insurance, pay a dividend if, as a result of such payment, the total of all dividends paid in the preceding twelve months would exceed the greater of (i) 10% of GWL&A's surplus as regards policyholders as of the preceding December 31 or (ii) GWL&A's net gain from operations for the 12-month period ending as of the preceding December 31.

     In addition, the right of the Company to participate in any distribution of assets of any subsidiary, including GWL&A, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), will be subject to the prior claims of creditors of that subsidiary (including policyholders), except to the extent that any claims of the Company as a creditor of such subsidiary may be recognized as such. Accordingly, the Capital Securities will effectively be subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of the Capital Securities should look only to the assets of the Company for payments on the Capital Securities. The Company plans to contribute the proceeds from the sale of the Junior Subordinated Debentures to GWL&A as regulatory capital for general corporate purposes.

Limitation on Enforcement of Certain Rights by Holders of Capital Securities

     If a Trust Enforcement Event (as defined herein) occurs and is continuing, then the holders of Capital Securities would rely on the enforcement by the Property Trustee (as defined herein) of its rights as a holder of the Junior Subordinated Debentures against the Company. The holders of a majority in liquidation preference of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debentures held by the Trust, any record holder of Capital Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity.

     If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise. In such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. However, if the Company failed to pay interest on or principal of the Junior Subordinated Debentures when such payment is due and payable, then a holder of Capital Securities may directly institute a proceeding against the Company under the Indenture for enforcement of payment to such holder of the interest on or principal of such Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of Capital Securities in such Direct Action. Except as set forth herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Capital Securities--Trust Enforcement Events," "Description of Guarantee," "Description of Junior Subordinated Debentures--Indenture Events of Default" and "--Enforcement of Certain Rights by Holders of Capital Securities."

Option to Extend Interest Payment Period; Tax Consequences

     The Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period but would continue to accumulate at the rate of % per annum to the extent permitted by applicable law, compounded quarterly during any Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in the form of stock, warrants, options or other rights where the dividend stock or the stocks issuable upon exercise of such warrants, options or other right is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of rights, stock or other property under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (d) as a result of reclassification of the Company's capital stock into one or more other classes or series of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for another class or series of the Company's capital stock, or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (e) the purchase of fractional interests in the shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) repurchases, redemptions or other acquisitions of common stock related to the issuance of common stock or rights under any of the Company's employment contracts, benefit plans or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. See "Description of Capital Securities--Distributions" and "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period."

     If the Company defers payment of interest on the Junior Subordinated Debentures, a holder of Capital Securities will continue to accrue income (in the form of OID) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Trust. As a result, a holder of Capital Securities will include such interest income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such interest income, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sale or Redemption of Capital Securities."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the Junior Subordinated Debentures) may be more volatile than the market prices of other similar securities on which the Company does not have such right to defer interest payments.

Special Event Redemption

     Upon the occurrence and continuation of a Special Event, the Company has the right, subject to any necessary regulatory approval, to redeem the Junior Subordinated Debentures in whole (but not in part) at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures (together with accrued and unpaid payments of interest thereon to, but excluding, the date of redemption) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Capital Securities and Common Securities. See "U.S. Federal Income Tax Consequences--Possible Tax Law Changes."

     A "Special Event" means a Tax Event or an Investment Company Event. A "Tax Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or (b) any judicial decision or any official administrative pronouncement (including any private letter ruling, technical advice memorandum or Chief Counsel advice, as defined by the Code) or regulatory procedure (an "Administrative Action"), regardless of whether such judicial decision or Administrative Action is issued to or in connection with a proceeding involving the Company or the Trust and whether or not subject to review or appeal, which amendment, change, decision or Administrative Action is enacted, released by the Internal Revenue Service, promulgated or announced, in each case, on or after the date of this Prospectus, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company or OID accruing on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. An "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm having a recognized securities practice, to the effect that, as a result of the occurrence of a Change in Investment Company Act Law (as defined herein), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in Investment Company Act Law becomes effective on or after the date of original issuance of the Capital Securities.

Liquidation Distribution of Junior Subordinated Debentures

     The Company will have the right, at any time, to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust for United States federal income tax purposes, a distribution by the Trust of the Junior Subordinated Debentures pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to holders of the Capital Securities and will result in a holder of the Capital Securities receiving directly such holder's pro rata share of the Junior Subordinated Debentures (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures as a result of any event described in clauses (a) and (b) of the definition of "Tax Event" above, or otherwise, the distribution of Junior Subordinated Debentures to holders of the Capital Securities by the Trust could be a taxable event to the Trust and each holder, and holders of the Capital Securities may be required to recognize gain or loss as if they had exchanged their Capital Securities for the Junior Subordinated Debentures they received upon the liquidation of the Trust. See "U.S. Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Capital Securities Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Capital Securities--Redemption--Special Event Redemption or Distribution of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures--General."

Limited Voting Rights

     Holders of Capital Securities generally will have limited voting rights relating only to the modification of the Capital Securities and certain other matters described herein. Except upon the occurrence and continuation of an Event of Default, holders of Capital Securities will not be entitled to vote to appoint, remove or replace any of the Trustees (as defined below), which voting rights are vested exclusively in the holder of the Common Securities. The Trustees and the Company may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes, to ensure that the Junior Subordinated Debentures will be treated as indebtedness of the Company or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act, provided, however, that in each case such action shall not adversely affect in any material respect the interests of any holder of Capital Securities or Common Securities. See "Description of Capital Securities--Voting Rights; Amendment of the Declaration."

Trading Characteristics of Capital Securities

     The Capital Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. See "U.S. Federal Income Tax Consequences--Sale or Redemption of Capital Securities."

No Prior Market; Liquidity

     Prior to this offering, there has been no public market for the Capital Securities. Although the Company has applied for listing of the Capital Securities on the New York Stock Exchange, there can be no assurance that such listing will be approved or, if approved, that an active market for the Capital Securities will develop or be sustained in the future on such exchange. Although the Underwriters have advised the Company that they intend to make a market in the Capital Securities as permitted by applicable laws and regulations prior to the commencement of trading on the New York Stock Exchange, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Capital Securities.

                                 REORGANIZATION

     GWL&A Financial Inc. was formed on September 16, 1998 to act as a holding company for GWL&A and its subsidiaries. The Company is incorporated in Delaware and maintains its principal executive offices in Englewood, Colorado.


     On December 30, 1998, all of the outstanding shares of GWL&A's common stock were contributed to the Company, and the Company became the parent of GWL&A. The consolidated assets and liabilities of the Company immediately after the Reorganization were substantially the same as the consolidated assets and liabilities of GWL&A immediately prior to the Reorganization. The accounting for the Reorganization was similar to the accounting for a pooling of interests as it represents a combination of entities under common control.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company as of December 31, 1998 (after giving effect to the reorganization), and as adjusted to give effect to the consummation of the offering of the Capital Securities.


                                                                                     As of
                                                                              December 31, 1998
                                                                  -----------------------------------
                                                                    Actual               As Adjusted
                                                                    ------               -----------
                                                                         (dollars in thousands)

Long-term debt..........................................          $   34,947            $
                                                                    --------             -----------

Guaranteed Preferred Beneficial Interests
     in the Company's Junior Subordinated
     Debentures(1)..................                                  --
                                                                  -----------            -----------
Stockholder's equity:
     Common stock.......................................                  250
     Additional paid-in capital.........................              706,588
     Accumulated other comprehensive income.............               61,560
     Retained earnings..................................              430,411            -----------
                                                                  -----------
         Total stockholder's equity.....................            1,198,809
                                                                  -----------            -----------

Total capitalization....................................          $ 1,233,756           $
                                                                   ==========            ===========

---------------------
(1)    As described herein, the sole asset of the Trust will be $154,639,200
       aggregate principal amount of     % Junior Subordinated Debentures,
       issued by the Company to the Trust.  The Junior Subordinated
       Debentures will mature on              , 2029.  The Company owns all of
       the Common Securities of the Trust.

                                 USE OF PROCEEDS

     The proceeds to the Trust from the offering of the Capital Securities will
be $   million. All of the proceeds from the sale of the Capital Securities will be invested by the Trust in the Junior Subordinated Debentures. The Company plans to contribute the net proceeds from the sale of the Junior Subordinated
Debentures ($    before expenses of the offering) to GWL&A as regulatory capital for general corporate purposes. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and its subsidiaries and the availability of other funds.

           RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


     The Company's consolidated ratios of earnings to fixed charges and consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated are set forth below:


                                                                     Year Ended December 31,
                                                -------------------------------------------------------------------
                                                1998           1997          1996            1995            1994
                                              --------       --------       -------        --------         -------

Earnings to Fixed Charges (including
interest paid on policies).............         1.6x            1.4x         1.3x            1.3x             1.2x

Earnings to Combined Fixed Charges and
Preferred Stock Dividend Requirements
(including interest
paid on policies)......................         1.6             1.4          1.3             1.3              1.2

Earnings to Fixed Charges (excluding
interest paid on policies).............         23.5           15.8         11.5            12.1              8.0


Earnings to Combined Fixed Charges and
Preferred Stock Dividend Requirements
(excluding interest paid on policies)..         13.1            8.6          6.9             6.7              4.7


     For purposes of computing the ratios, earnings represent net income before deduction for fixed charges and income taxes, fixed charges (including interest paid on policies) represents interest on debt and interest paid or credited to contractholders of the Company's policies and fixed charges (excluding interest paid on policies) represent interest on debt.


                              ACCOUNTING TREATMENT


     For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The sole asset of the
Trust will be $154,639,200 aggregate principal amount of   % Junior Subordinated
Debentures due 2029, issued by the Company to the Trust. The Capital Securities will be presented in the consolidated balance sheet of the Company in a line entitled "Guaranteed Preferred Beneficial Interests in the Company's Junior Subordinated Debentures," and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Capital Securities as an expense in its consolidated statements of income.

     The Company has agreed that future financial reports of the Company will:
(i) include in a footnote to the financial statements disclosure that the sole asset of the Trust are the Junior Subordinated Debentures; and (ii) if Staff Accounting Bulletin 53 treatment is sought, include, in an audited footnote to the financial statements, disclosure that (a) the Trust is wholly owned, (b) the sole asset of the Trust are the $154,639,200 aggregate principal amount of % Junior Subordinated Debentures due 2029 and (c) taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture and the Guarantee provide, in the aggregate, a full and unconditional guarantee by the Company of the Trust's obligations under the Capital Securities.

                                    THE TRUST

     The Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to a declaration of trust and the filing of a certificate of trust with the Secretary of State of the State of Delaware (as amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Company will acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The Trust will use all the proceeds derived from the issuance of the Capital Securities and the Common Securities to purchase the Junior Subordinated Debentures and, accordingly, the assets of the Trust will consist solely of the Junior Subordinated Debentures. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, there will initially be five trustees (the "Trustees") for the Trust. Three of the Trustees (the "Regular Trustees") will be individuals who are employees or officers of or who are affiliated with the Company. The fourth trustee will be a financial institution that is unaffiliated with the Company and is indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act (the "Property Trustee"). The fifth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, The Bank of New York, a New York banking corporation, will act as Property Trustee, and its affiliate, The Bank of New York (Delaware), a Delaware corporation, will act as Delaware Trustee until, in each case, removed or replaced by the holder of the Common Securities. For purposes of compliance with the Trust Indenture Act, The Bank of New York will also act as trustee under the Trust Guarantee (the "Guarantee Trustee").

     The Property Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges with respect to the Junior Subordinated Debentures under the Indenture (as defined herein) as the holder of the Junior Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities. The Company, as the holder of all the Common Securities, will have the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees; provided that the number of Trustees shall be at least three; and provided, further, that at least one Trustee shall be a Delaware Trustee, at least one Trustee shall be the Property Trustee and at least one Trustee shall be a Regular Trustee. The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Capital Securities and be responsible for all debts and obligations of the Trust (other than with respect to the Capital Securities).

     For so long as the Capital Securities remain outstanding, the Company will covenant (i) to maintain directly or indirectly 100% ownership of the Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act, and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

     The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Trust Act. See "Description of Capital Securities." The Declaration and the Guarantee also incorporate by reference the terms of the Trust Indenture Act.

     The location of the principal executive office of the Trust is c/o GWL&A Financial Inc., 8515 East Orchard Road, Englewood, Colorado 80111, and its telephone number is 303-689-3000.

                                   THE COMPANY

     GWL&A Financial was formed on September 16, 1998 to act as a holding company for GWL&A, a Colorado life insurance company, and its subsidiaries. The Company is incorporated in Delaware and maintains its principal executive offices in Englewood, Colorado.

     The Company is an indirect wholly-owned subsidiary of Great-West Life, a Canadian life insurance company. Great-West Life is a subsidiary of Great-West Lifeco, a Canadian holding company. Great-West Lifeco is in turn a subsidiary of Power Financial, a Canadian holding company with substantial interests in the financial services industry. Power Corporation, a Canadian holding and management company, has voting control of Power Financial. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power Corporation. Common and preferred shares of Great-West Life, Great-West Lifeco, Power Financial and Power Corporation are traded publicly in Canada.


     On December 30, 1998, all of the outstanding shares of GWL&A's common stock were contributed to GWL&A Financial, and GWL&A Financial became the parent of GWL&A.


GWL&A


     GWL&A is a stock life insurance company originally organized in 1907. GWL&A is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in all states in the United States except New York, and in the District of Columbia, Puerto Rico, Guam and the U.S. Virgin Islands. GWL&A conducts business in New York through its subsidiary, First Great-West Life & Annuity Insurance Company. GWL&A is also a licensed reinsurer in the State of New York. As of December 31, 1997, GWL&A ranked among the top 25 of all U.S. life insurance companies in terms of total admitted assets.


Business of the Company


     The Company operates, through GWL&A, in two business segments:

     Employee Benefits:         Life, health and 401(k) products for group
                                clients; and

     Financial Services:        Savings products for both public and non-profit
                                employers and individuals, and life insurance products for individuals and businesses.


Employee Benefits


     The Employee Benefits segment of the Company provides a full range of employee benefits products to more than 11,300 employers across the United States. This includes approximately 1,200 employers covered by Anthem Health & Life Insurance Company ("AH&L"), which the Company acquired in July 1998.

     The Company offers customers a variety of health plan options to help them maximize the value of their employee benefits package. The majority of the Company's health care business is self-funded, whereby the employer assumes all or a significant portion of the risk. For companies with better than average claims experience, this can result in significant health care savings.

     The Company offers employers a total benefits solution - an integrated package of group life and disability insurance, managed care programs, 401(k) savings plans and flexible spending accounts. Through integrated pricing, administration, funding and service, the Company helps employers provide cost-effective benefits that will attract and retain quality employees, and at the same time, helps employees reach their personal goals by offering benefit choices, along with information needed to make appropriate choices. Many customers also find this integrated approach appealing because their benefit plans are administered through a single company with linked systems that provide on-line administration and account access, for enhanced efficiency and simplified plan administration.

     The Company offers a choice of managed care products including Health Maintenance Organization ("HMO") plans, which provide a high degree of managed care, and Preferred Provider Organization ("PPO") plans and Point of Service ("POS") plans which offer more flexibility in provider choice than HMO plans.


     The Company's 401(k) product is offered by way of a group fixed and variable deferred annuity contract. The product provides a variety of funding and distribution options for employer-approved retirement plans that qualify under Internal Revenue Code Section 401(k).

     Variable investment options utilize separate accounts ("Separate Accounts") to provide contractholders with a vehicle to assume the investment risks. Assets held under these options are invested, as designated by the participant, in Separate Accounts which in turn invest in shares of underlying funds managed by a subsidiary of the Company or by selected external fund managers. The participant currently has up to 32 different variable investment options.

Financial Services


     The Financial Services segment of the Company develops, administers and sells retirement savings and life insurance products and services for individuals, and for employees of state and local governments, hospitals, non-profit organizations and public school districts.

         The Company's core savings business is in the public/non-profit pension market. The Company provides investment products, and administrative and communication services, to employees of state and local governments (Internal Revenue Code Section 457 plans), as well as employees of hospitals, non-profit organizations and public school districts (Internal Revenue Code Section 401, 403(b) and 408 plans). The Company provides pension plan administrative services through a subsidiary company, Financial Administrative Services Corporation ("FASCorp"). The Company provides marketing and communication services through another subsidiary company, Benefits Communication Corporation, and BenefitsCorp Equities, Inc., a broker-dealer subsidiary of Benefits Communication Corporation (collectively, "BenefitsCorp").

     The Company's primary marketing emphasis in the public/non-profit pension market is group fixed and variable annuity contracts for defined contribution retirement savings plans. Defined contribution plans provide for participant accounts with benefits based upon the value of contributions to, and investment returns on, the individual's account. This has been the fastest growing portion of the pension marketplace in recent years.


     The Company's variable annuity products provide the opportunity for contractholders to assume the risks of, and receive all the benefits from, the investment of retirement assets. The variable product assets are invested, as designated by the participant, in Separate Accounts which in turn invest in shares of underlying funds managed by a subsidiary of the Company or by selected external fund managers.

Investment Operations


     The Company's investment division manages the Company's general and separate accounts in support of cash and liquidity requirements of the Company's insurance and investment products. Investments under management at December 31, 1998 totaled $23.8 billion, comprised of general account assets of $13.7 billion and separate account assets of $10.1 billion.

     The Company invests in a broad range of asset classes, including domestic and international fixed maturities, common stocks, mortgage loans, real estate and short-term investments. Fixed maturity investments include public and privately placed corporate bonds, public and privately placed structured assets, government bonds and redeemable preferred stocks. The Company's portfolio of structured assets consists of mortgage-backed securities and other asset-backed securities.


Regulation

     The business of the Company is subject to comprehensive state and federal regulation and supervision throughout the United States, which primarily provides safeguards for policy holders rather than investors. The laws of the various state jurisdictions establish supervisory agencies with broad administrative powers with respect to such matters as admittance of assets, regulating premium rating methodology, approving policy forms, establishing reserve requirements and solvency standards, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, regulating the type, amounts and valuation of investments permitted, and HMO operations.

     The Company's operations and accounts are subject to examination by the Colorado Insurance Division and other regulators at specified intervals. The latest financial examination by the Colorado Insurance Division was completed in 1997, and covered the five year period ending December 31, 1995. This examination produced no significant adverse findings regarding the Company.

     The National Association of Insurance Commissioners has adopted risk-based capital rules and other financial ratios for life insurance companies. Based on the Company's December 31, 1998 statutory financial reports, the Company had risk-based capital well in excess of that required and was within the usual ranges of all ratios.

     Because the Company is a subsidiary of Great-West Life, which is a Canadian company, the Office of the Superintendent of Financial Institutions Canada conducts periodic examinations of the Company and approves certain investments in subsidiary companies.


     United States legislation and administrative developments in various areas, including pension regulation, financial services regulation, health care legislation and the insurance industry could significantly and adversely affect the Company in the future. For example, Congress is currently considering legislation relating to health care reform and managed care issues (including patients' rights, privacy of medical records and managed care plan or enterprise liability), and legislation relating to the taxation of policyholder surplus accounts and the capitalization of deferred acquisition costs. Congress has from time to time also considered the deferral of taxation on the accretion of value within certain annuities and life insurance products, financial services reform legislation establishing frameworks for banks engaging in the insurance business, changes in regulation for the Employee Retirement Income Security Act of 1974, as amended, and the availability of Section 401(k) for individual retirement accounts.


     It is not possible to predict whether future legislation or regulation adversely affecting the business of the Company will be enacted and, if enacted, the extent to which such legislation or regulation will have an effect on the Company and its competitors.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     The following table sets forth selected consolidated financial information of the Company. The consolidated financial data as of and for the years ended December 31, 1998, 1997 and 1996 has been derived from audited financial statements of the Company, adjusted and restated for all periods presented to reflect the reorganization, consisting of the formation and capitalization of the Company and the effect of the contribution of all of the outstanding shares of GWL&A's common stock to the Company. The following information should be read in conjunction with the consolidated financial statements of the Company, together with the related notes thereto.


INCOME                                                                  Year Ended December 31,
                                                       -------------------------------------------------------
STATEMENT DATA                                            1998                   1997                  1996
                                                       ------------ ------------------------- ----------------
                                                                        (dollars in thousands)

REVENUES:
Premium income
   Related party (Net) ......................         $   46,191            $   155,798            $   164,839
   Other (Net) ..............................            948,672                677,381                664,610
Fee Income...................................            516,052                420,730                347,519
Net investment income
   Related party.............................             (9,416)                (8,957)               (26,082)
   Other.....................................            906,776                890,630                860,719
Net realized gains (losses) on investment....             38,173                  9,800                (21,078)
                                                      -----------          ------------           -------------
                                                       2,446,448              2,145,382              1,990,527
                                                       ---------              ---------              ---------

BENEFITS AND EXPENSES:
Life and other policy benefits                           768,474                543,903                515,750
Increase in reserves.........................
   Related party.............................             46,191                155,798                164,839
   Other.....................................             78,851                 90,013                 64,359
Interest paid or credited to contractholders.            491,616                527,784                561,786
Provision for policyholders' share of earnings
   (losses) on participating business........              5,908                  3,753                     (7)
Dividends to policyholders...................             71,429                 63,799                 49,237
                                                     -----------            -----------            -----------
                                                       1,462,469              1,385,050              1,355,964

Commissions..................................            144,246                102,150                106,561
Operating expenses (income)
   Related party.............................             (4,542)                (6,292)               304,599
   Other.....................................            517,676                431,714                 33,435
Premium taxes................................             30,848                 24,153                 25,021
                                                     -----------           ------------            -----------
                                                       2,150,697              1,936,775              1,825,580
                                                       ---------              ---------              ---------

INCOME BEFORE INCOME TAXES                               295,751                208,607                164,947
                                                      ----------             ----------             ----------
PROVISION FOR INCOME TAXES:
   Current...................................             81,770                 61,644                 45,934
   Deferred..................................             17,066                (11,797)               (15,562)
                                                       ---------            ------------          -------------
                                                          98,836                 49,847                 30,372
                                                       ---------            -----------           ------------
NET INCOME                                            $  196,915            $   158,760             $  134,575
                                                      ==========            ===========             ==========


BALANCE                                                                   As of December 31,
                                                          -----------------------------------------------------
SHEET DATA                                                  1998                 1997                  1996
                                                          --------------- ------------------ ------------------
                                                                         (dollars in thousands)
ASSETS:
Fixed Maturities:
   Held-to-maturity, at amortized cost.......             $2,199,818           $2,082,716           $1,992,681
   Available-for-sale, at fair value.........              6,936,726            6,698,629            6,206,478
Common stock.................................                 48,640               39,021               19,715
Mortgage loans on real estate, net...........              1,133,468            1,235,594            1,487,575
Real estate, net.............................                 73,042               93,775               67,967
Policy loans.................................              2,858,673            2,657,116            2,523,477
Short-term investments, available-for-sale (cost
approximates fair value).....................                420,169              399,131              419,008
                                                         -----------          -----------          -----------

     Total Investments.......................             13,670,536           13,205,982           12,716,901

Cash.........................................                176,369              126,528              125,432
Deferred policy acquisition costs............                238,901              255,442              282,780
Other assets.................................                938,046              642,562              741,740
Separate account assets......................             10,099,543            7,847,451            5,484,631
                                                        ------------         ------------         ------------

TOTAL ASSETS.................................            $25,123,395          $22,077,965          $19,351,484
                                                         ===========          ===========          ===========

POLICY BENEFIT LIABILITIES:
Policy reserves..............................            $11,839,714          $11,102,719           11,022,595
Policy and contract claims...................                491,932              375,499              372,327
Policyholders' funds.........................                181,779              165,106              153,867
Provision for policyholders'  dividend.......                 69,530               62,937              138,678

GENERAL LIABILITIES:
Due to Parent Corporation....................                 52,877              126,656              151,431
Other general liabilities....................              1,045,494            1,069,563              860,236
Undistributed earnings on participating business             143,717              141,865              133,255
Separate account liabilities.................             10,099,543            7,847,451            5,484,631
                                                        ------------        -------------        -------------

     Total Liabilities.......................            $23,924,586          $20,891,796          $18,317,020
                                                         -----------          -----------          -----------

STOCKHOLDER'S EQUITY:
Preferred stock..............................                      0              121,800              121,800
Common stock.................................                    250                  250                  250
Additional paid-in capital...................                706,588              697,780              671,297
Accumulated other comprehensive income.......                 61,560               52,807               14,951
Retained earnings............................                430,411              313,532              226,166
                                                        ------------        -------------        -------------

     Total Stockholder's Equity..............              1,198,809            1,186,169            1,034,464
                                                           ---------         ------------         ------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY...
                                                         $25,123,395          $22,077,965          $19,351,484
                                                         ===========          ===========          ===========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Introduction

     The Company was formed on September 16, 1998 to act as a holding company of GWL&A and its subsidiaries. On December 30, 1998, Great-West Life contributed all of the outstanding shares of GWL&A's common stock to the Company. The following discussion reflects the financial condition and results of GWL&A's operations as if consolidated with the Company for all periods presented.


Results of Operations

Company Consolidated Results


     The Company's consolidated net income increased $38.1 million or 24% in 1998 when compared to the year ended December 31, 1997, reflecting improved results in both the Employee Benefits segment and the Financial Services segment. The Employee Benefits segment contributed $8.8 million or 23% to the improved consolidated results compared to the Financial Services segment which contributed $29.3 million or 77% to the overall improvement. Of total consolidated net income in 1998 and 1997, the Employee Benefits segment contributed 54% and 62%, respectively, while the Financial Services segment contributed 46% and 38%, respectively.

     The Company's consolidated net income increased $24.2 million or 18% in 1997 when compared to the year ended December 31, 1996. In 1997, the Employee Benefits segment contributed $3.0 million or 12% to the overall growth and the Financial Services segment contributed $21.2 million or 88% to the overall growth.

     The Company's 1997 and 1996 consolidated net income increased by $21.1 million and $25.6 million, respectively, due to changes in income tax provisions for these years. The current income tax provisions were decreased by $42.2 million and $31.2 million for 1997 and 1996, respectively, due to the release of a contingent liability relating to taxes of Great-West Life's U.S. branch associated with the blocks of business that had been transferred from Great-West Life's U.S. branch to the Company, as discussed below.

     Of the amount released in 1997, $15.1 million was attributable to participating policyholders and, therefore, had no effect on the net income of the Company.

     In 1989, Great-West Life began a series of transactions to transfer its U.S. business from its U.S. branch to the Company; this process was completed in 1993. The objective of these transactions was to transfer to the Company all of the risks and rewards of Great-West Life's U.S.-related business. The transfers of insurance contracts and related assets were accomplished through several reinsurance agreements executed by the Company and Great-West Life's U.S. branch during these years. As part of this transfer of Great-West Life's U.S. business, the Company in 1993 entered into a tax agreement with Great-West Life in order to transfer the tax liabilities associated with the insurance contracts and related assets that had been transferred.

     In addition to the contingent tax liability release described above, the Company's income tax provisions for 1997 and 1996 also reflect increases for additional contingent items related to open tax years where it was determined to be probable that additional tax liabilities could be owed based on changes in facts and circumstances. The increase in 1997 was $16.0 million, of which $10.1 million was attributable to participating policyholders and, therefore, had no effect on the net income of the Company. The increase in 1996 was $5.6 million.

     Certain reclassifications, primarily related to the classification of the release of the contingent liability described above (see Note 10 to the 1998 consolidated financial statements), have been made to the 1997 and 1996 financial statements.

     In 1998 total revenues increased $301.1 million or 14% to $2.4 billion when compared to the year ended December 31, 1997. The growth in revenues in 1998 was comprised of increased premium income of $161.7 million, increased fee income of $95.3 million, increased net investment income of $15.7 million and increased realized gains on investments of $28.4 million. In 1997 total revenues increased $154.9 million or 8% to $2.1 billion when compared to the year ended December 31, 1996. The growth in revenues in 1997 was comprised of increased premium income of $3.7 million, increased fee income of $73.2 million, increased net investment income of $47.0 million and realized gains on investments of $9.8 million in 1997 versus realized losses in 1996 of $21.1 million.

     The increased premium income in 1998 was comprised of growth in Employee Benefits premium income of $281.8 million, offset by a decrease in Financial Services premium income of $120.1 million. The growth in premium income in the Employee Benefits segment primarily reflected $209.5 million of premium income derived from the acquisition of AH&L in July 1998. The decrease of $120.1 million in Financial Services premium income was due primarily to reinsurance transactions in 1997 of $155.8 million versus only $46.2 million in premiums due to reinsurance transactions in 1998. The increased premium income in 1997 was comprised of a decrease in Employee Benefits premium income of $21.4 million, offset by growth in Financial Services premium income of $25.1 million. The decrease in Employee Benefits was attributable to terminations in 1996 which impacted 1997 premiums See "--Results of Operations--Employee Benefits Results of Operations" below. The increase in Financial Services premium income was attributable to participating individual insurance.

     The increased fee income in 1998 was comprised of growth in Employee Benefits fee income and Financial Services fee income of $86.6 million and $8.7 million, respectively. The growth in Employee Benefits fee income reflected $31.6 million of fee income derived from the acquisition of AH&L. The remaining increase was the result of new sales and increased fees on variable funds related to growth in equity markets. The increase in fee income in 1997 was comprised of Employee Benefits fee income and Financial Services fee income of $36.9 million and $36.3 million, respectively. The increase in both segments was attributable to new sales and increased fees on variable funds related to growth in equity markets.

     Realized investment gains increased in recent years from a realized investment loss of $21.1 million in 1996 to realized investment gains of $9.8 million and $38.2 million in 1997 and 1998, respectively. The decrease in interest rates in 1998 and 1997 resulted in gains on sales of fixed maturities totaling $38.4 million and $16.0 million in 1998 and 1997, respectively, while higher interest rates contributed to $11.6 million of fixed maturity losses in 1996. Increases in the provision for asset losses of $0.6 million and $7.6 million, respectively, were recognized in 1998 and 1997.

     Total benefits and expenses increased $213.9 million or 11% in 1998 when compared to the year ended December 31, 1997. The increase in 1998 was a combination of the acquisition of AH&L which resulted in benefits and expenses of $258.3 million and overall growth in the group health business, partially offset by a decrease in policyholder benefits related to reinsurance transactions of $109.4 million. Excluding these items, benefits and expenses would have increased $64.6 million or 3% in 1998. The increase from 1996 to 1997 was the result of increased operating expenses associated with the cost of developing HMOs and FASCorp's business, and system enhancements.

     In October 1996, the Company recaptured certain pieces of an individual participating block of business previously reinsured to Great-West Life. In June 1997, the Company recaptured all remaining pieces of that block of business. The Company recorded various assets and liabilities related to the recaptures as discussed in Note 3 to the 1998 Consolidated Financial Statements. In recording the recaptures, both life insurance premiums and benefits were increased by the amounts recaptured ($155.8 million and $164.8 million in 1997 and 1996, respectively). Consequently, the net income of the Company was not impacted by the reinsurance transactions.

     Income tax expense increased $49.0 million or 98% in 1998 when compared to the year ended December 31, 1997. Income tax expense increased $19.5 million or 64% in 1997 when compared to the year ended December 31, 1996. The increase in income tax expense in 1998 reflects higher earnings in 1998, as well as the fact that the 1997 income tax provision includes a net $26.2 million release of contingent tax liabilities relating to prior open tax years, as discussed above. The increase in income tax expense from 1996 to 1997 was partially attributable to a growth in earnings in 1997, but also reflects net releases in 1997 and 1996 of $26.2 million and $25.6 million of contingent tax liabilities relating to prior open tax years, as discussed above. Excluding these contingent tax releases, the Company's income tax expense increased 30% and 27% in 1998 and 1997. See Note 10 to the 1998 consolidated financial statements for a discussion of the Company's effective tax rates.

     In evaluating its results of operations, the Company also considers net changes in deposits received for investment-type contracts, deposits to separate accounts and self-funded equivalents. Self-funded equivalents represent paid claims under minimum premium and administrative services only contracts, which amounts approximate the additional premiums that would have been earned under such contracts if they had been written as traditional indemnity or HMO programs.

     Deposits for investment-type contracts increased $686.0 million or 104% in 1998 when compared to the year ended December 31, 1997. Deposits for investment-type contracts decreased $157.4 million or 19% in 1997 when compared to the year ended December 31, 1996. The increase in 1998 was primarily due to two indemnity reinsurance agreements with Great-West Life whereby the Company reinsured by coinsurance certain Great-West Life individual non-participating life insurance policies. This transaction increased deposits by $519.6 million in 1998 and accounted for 78% of the growth. The 19% decrease in 1997 was the result of decreased deposits related to COLI sales. See "--Results of Operations--Financial Services Results of Operations" below.

     Deposits for separate accounts increased $63.7 million or 3% in 1998 when compared to the year ended December 31, 1997. The increases in 1998 reflect a continuing movement by depositors toward variable funds and away from fixed options. Deposits for separate accounts increased $706.9 million or 49% in 1997 when compared to the year ended December 31, 1996. The increase in 1997 was primarily due to increased deposits in the Financial Services segment. See "--Results of Operations--Financial Services Results of Operations" below.

     Self-funded premium equivalents increased $567.1 million or 28% in 1998 when compared to the year ended December 31, 1997. Self-funded premium equivalents increased $98.6 million or 5% in 1997 when compared to the year ended December 31, 1996. Approximately half of the 1998 increase ($281.3 million) was due to the acquisition of AH&L, with the remainder coming from the growth in business.

     Total assets increased $3.0 billion or 14% in 1998 when compared to the year ended December 31, 1997. Separate account assets increased $2.3 billion primarily due to the strength of the equity markets in the United States. Invested assets increased $464.5 million, of which $258.6 million was attributable to AH&L. The remaining growth of $205.9 million represents a 2% increase in invested assets over 1997, which was primarily attributable to the consideration received in connection with the reinsurance agreements discussed previously. Total assets increased $2.7 billion or 14% in 1997 when compared to the year ended December 31, 1996. The majority of the increase in 1997 was associated with separate account assets, which increased $2.4 billion due to the strength of the equity markets in the United States and increased 401(k) sales.

     Employee Benefits Results Of Operations

     The following is a summary of certain financial data of the Employee Benefits segment:


(Millions)                                                   Year Ended December 31,
                                                  ----------------------------------------------
INCOME STATEMENT                                      1998             1997             1996
                                                  -------------     ------------     -----------
DATA
 Premiums                                      $        747     $         465    $          486
 Fee income                                             445               358               321
 Net investment income                                   95               100                88
 Realized investment gains (losses)                       8                 3                (3)
                                                  -------------     ------------     -----------
 Total Revenues                                       1,295               926               892

 Policyholder benefits                                  590               371               406
 Operating expenses                                     547               428               368
                                                  -------------     ------------     -----------
 Total benefits and  expenses                         1,137               799               774
                                                  -------------     ------------     -----------
 Income from operations                                 158               127               118
 Income tax expense                                      51                29                22
                                                  -------------     ------------     -----------
 Net Income                                    $        107     $          98    $           96
                                                  =============     ============     ===========

 Deposits for investment-type
    contracts                                  $         37     $          25    $           34
 Deposits to separate accounts                        1,568             1,403             1,109
 Self-funded premium equivalents                      2,606             2,039             1,940

     During 1998, the Employee Benefits segment experienced:

     - significant growth in 401(k) assets under administration,
     - increased sales and improved customer retention in group life and health,
     - favorable mortality results, and
     - license approval for four HMO subsidiaries, for a total of 14 fully operational HMOs.

     Net income for Employee Benefits increased 9% in 1998 and 2% in 1997. The improvement in earnings in 1998 and 1997 reflects increased fee income from the variable 401(k) assets and improved group life mortality experience which more than offset unfavorable morbidity experience and the increased level of operating expenses associated with building the HMO network in 1998 and 1997. The changes in income tax provisions discussed above under "--Results of Operations" resulted in increases in net income for the Employee Benefits segment of $17.6 million and $18.2 million in 1997 and 1996, respectively.

     401(k) premiums and deposits for 1998 and 1997 increased 14% and 25%, respectively, as the result of higher recurring deposits from existing customers and sales in 1997. Assets under administration (including third-party administration) in 401(k) increased 26% over 1997 to $6.7 billion and 38% from 1996 to 1997, primarily due to strong equity markets.

     Equivalent premium revenue and fee income for group life and health increased 32% from 1997 levels as the result of a combination of increased sales (41%) and the AH&L acquisition (59%). From 1996 to 1997, equivalent premium revenue and fee income had increased 4% as growth was constrained by competitive pressures.

     Group Life and Health

     The Employee Benefits segment experienced strong sales growth during 1998 with a net increase of 593 group health care customers (versus 440 in 1997), which added 143,699 new individual health care members, excluding the AH&L acquisition. Much of the health care growth can be attributed to the introduction of new HMOs in markets with high sales potential, and the Company's ability to offer a choice of managed care products.

     To position itself for the future, the Employee Benefits segment is focused on putting in place the products, strategies and processes that will strengthen its competitive position in the evolving managed care environment.

     With a heightened sensitivity to price comes the demand for more tightly managed health plans, which is why HMO development remains Employee Benefits' most important product development initiative. In 1998, the Company licensed HMOs in Arizona, Florida, Indiana and New Jersey and applied for licenses in North Carolina and Pennsylvania. The Company also entered into agreements with another insurance carrier which will exclusively market the HMO product in various states. This type of arrangement will augment growth in the Company's HMO programs in the future.

     The Company experienced a 35% increase in total health care membership, including the AH&L acquisition, from 1,675,800 at the end of 1997 to 2,266,700 at year-end 1998. Excluding the AH&L acquisition, which added 450,000 members, total health care membership increased 8%. Gatekeeper (i.e., POS and HMO) members grew 34% from 414,500 in 1997 to 556,800 in 1998 including 61,800 AH&L members. Excluding the AH&L acquisition, gatekeeper members increased 19%. The Company expects this segment of the business to grow as additional HMO licenses are obtained.

     Total health care membership increased from 1996 to 1997 by 8% (1996 was the first year the Company offered HMO plans). Gatekeeper members grew 18% from 1996 to 1997.

     401(k)

     The number of new 401(k) case sales (employer groups), including third-party administration business generated through the Company's marketing and administration arrangement with New England, decreased 33% to 800 in 1998 from 1,200 in 1997 (1,200 in 1996). The decrease in 1998 was the result of a shift in emphasis to group life and health sales. The 401(k) block of business under administration total 6,100 employer groups and more than 475,000 individual participants, compared to 5,700 employer groups and 430,000 individual participants in 1997, and 4,900 employer groups and 355,000 individual participants in 1996.

     During 1998, the in-force block of 401(k) business continued to perform well, with customer retention of 93% versus 94% in 1997. This, combined with strong equity markets, resulted in a 26% and 39% increase in assets under management during 1998 and 1997, respectively.


     In addition to the Company's internally-managed funds, the Company offers externally-managed funds from recognized mutual funds companies such as AIM, Fidelity, Putnam, American Century, Founders and T. Rowe Price. This strategy, supported by participant education efforts, is validated by the fact that 99% of assets contributed in 1998 were allocated to variable funds.


     To promote long-term asset retention, the Company enhanced a number of products and services including prepackaged "lifestyle" funds (The Profile Series), expense reductions for high-balance accounts, a rollover IRA product, more effective enrollment communications, one-on-one retirement planning assistance and personal plan illustrations.

     Financial Services Results Of Operations

     The following is a summary of certain financial data of the Financial Services segment:


(Millions)                                        Year Ended December 31,
                                         -------------------------------------------------
INCOME STATEMENT DATA                        1998                1997            1996
                                         --------------     -------------    -------------
Premiums                             $        248       $         368     $       343
Fee income                                     71                  62              26
Net investment income                         802                 782             747
Realized investment gains (losses)             30                   7             (18)
                                         --------------     -------------    -------------
Total Revenues                              1,151               1,219           1,098

Policyholder benefits                         872               1,014             950
Operating expenses                            141                 124             101
                                         --------------     -------------    -------------
Total benefits and expenses                 1,013               1,138           1,051
                                         --------------     -------------    -------------
Income from operations                        138                  81              47
Income tax expense                             48                  20               8
                                         --------------     -------------    -------------
Net Income                           $         90       $          61     $        39
                                         ==============     =============    =============

Deposits for investment-type
  contracts                          $      1,307       $         633     $       781
Deposits to separate accounts                 640                 742             329

     During 1998, the Financial Services segment experienced:


     - significant growth in participants and separate account funds primarily attributable to the public/non-profit business,
     - very good persistency in all lines of business, and
     - strong sales of BOLI.


     Net income for Financial Services increased 48% in 1998 and 56% in 1997. The improvement in earnings in 1998 reflects higher earnings from an increased asset base, an increase in investment margins, and larger capital gains on fixed maturities. The 1997 earnings improvement was the result of a reduction of the mortgage provision for asset impairments, increased fee income on a larger asset base, capital gains on fixed maturities and an increase in investment margins. The changes in income tax provisions discussed above under "--Results of Operations" resulted in increases in net income for the Financial Services segment of $3.6 million and $7.4 million in 1997 and 1996, respectively.

     Savings

     Premiums decreased $5.9 million or 26%, from $22.6 million in 1997 to $16.8 million in 1998. Premiums decreased $4.0 million or 15%, from $26.7 million in 1996 to $22.6 million in 1997. The decrease in both years is attributable to the continuing trend of policyholders selecting variable annuity options (separate accounts) as opposed to the more traditional fixed annuity products.

     Fee income increased $8.6 million or 14%, from $62.4 million in 1997 to $71.0 million in 1998. Fee income increased $36.1 million or 137%, from $26.3 million in 1996 to $62.4 million in 1997. The growth in fee income in 1998 and 1997 was the result of new sales and increased fees on variable funds related to growth in equity markets.

     Deposits for investment-type contracts increased $20.4 million or 9%, from $218.6 million in 1997 to $239.0 million in 1998. Deposits for investment-type contracts increased $4.3 million or 2%, from $214.3 million in 1996 to $218.6 million in 1997.

     Deposits to separate accounts decreased $101.5 million or 14%, from $742.1 million in 1997 to $640.6 million in 1998. Deposits to separate accounts increased $413.6 million or 126% from $328.5 million in 1996 to $742.1 million in 1997. The decrease in 1998 was the result of 1997 being inflated by the receipt of a large single deposit in the amount of $120.0 million. The increase in 1997 was due to a combination of the $120.0 million deposit and the commencement of marketing a new fixed and variable qualified and non-qualified annuity product through Charles Schwab & Co., Inc., which resulted in $239.9 million in deposits to separate accounts (the amount of such deposits from Schwab in 1998 was $204.7 million).

     The Financial Services segment's core savings business is in the public/non-profit pension market. The assets of the public/non-profit business, including separate accounts but excluding Guaranteed Investment Contracts ("GICs"), increased 9% and 8% during 1998 and 1997 to $7.8 billion and $7.2 billion, respectively. Much of the growth came from the variable annuity business, which was driven by premiums and deposits and strong investment returns in the equity markets.

     The Financial Services segment's savings business experienced strong growth in 1998. The number of new participants in 1998 was 151,300 compared to 129,200 in 1997 (51,900 in 1996), bringing the total lives under administration to 643,200 in 1998 and 536,200 in 1997. BenefitsCorp sold 21 new large employer cases compared to 13 in 1997 and increased the penetration of existing cases by enrolling new employees.

     The Financial Services segment again experienced a very high retention rate in public/non-profit contract renewals in 1998, renewing 100% of its own large case state contracts. Part of this customer loyalty comes from initiatives to provide high-quality service while controlling expenses.

     The Company continued to limit sales of GICs and to allow this block of business to contract in response to the highly competitive GIC market. As a result, GIC assets decreased 33% in 1998, to $274.8 million. In 1997, GIC assets decreased 22% from 1996, to $409.1 million.

     Customer demand for investment diversification continued to grow during 1998. New contributions to variable business represented 63% of the total 1998 premiums versus 69% in 1997. The Company continues to expand the investment products available through Maxim Series Fund, Inc., and through partnership arrangements with external fund managers. Externally-managed funds offered to participants in 1998 included American Century, Ariel, Fidelity, Founders, INVESCO, Janus, Loomis Sayles, Templeton, T. Rowe Price and Vista.

     Customer participation in guaranteed separate accounts increased, as many customers prefer the security of fixed income securities and separate account assets. Assets under management for guaranteed separate account funds were $562.3 million in 1998, compared to $466.2 million in 1997 and $392.8 million in 1996.

     FASCorp administered records for approximately 1,304,000 participants in 1998 versus 1,000,000 in 1997.

     Life Insurance

     The Company continued its conservative approach to the manufacture and distribution of traditional life insurance products, while focusing on customer retention and expense management.

     Individual life insurance revenue premiums and deposits of $1.3 billion in 1998 increased 71% from 1997 primarily due to reinsurance transactions with Great-West Life, which resulted in $565.8 million of premiums and deposits in 1998 versus $155.8 million in 1997. Excluding these reinsurance transactions, individual life insurance revenue premiums and deposits increased 14% from 1997 to 1998. The Company also experienced strong BOLI sales in 1998 which more than offset reductions in COLI premiums. Individual life insurance premiums and deposits decreased 14% from 1996 to 1997 due to the reduction of COLI premiums associated with 1996 legislative changes.

     During 1996, the U.S. Congress enacted legislation to phase out during 1997 and 1998 the tax deductibility of interest on policy loans on COLI products. Since then renewal premiums and deposits for COLI products have decreased to $179.8 million in 1998 from $299.8 million in 1997 and $384.2 million in 1996, and the Company expects this decline to continue. As a result of these legislative changes, the Company has shifted its emphasis from COLI to new sales in the BOLI market. This product provides long-term benefits for bank employees and was not affected by the 1996 legislative changes. BOLI premiums and deposits were $430.7 million during 1998, compared to $179.3 million in 1997. The Company continues working closely with existing COLI customers to determine the options available to them and is confident that the effect of the legislative changes will not be material to the Company's operations.

     Investment Operations


     The Company's primary investment objective is to acquire assets whose durations and cash flows reflect the characteristics of the Company's liabilities, while meeting industry, size, issuer and geographic diversification standards. Formal liquidity and credit quality parameters have also been established.


     The Company follows rigorous procedures to control interest rate risk and observes strict asset and liability matching guidelines. These guidelines ensure that even under changing market conditions, the Company's assets will meet the cash flow and income requirements of its liabilities. Through dynamic modeling, using state-of-the-art software to analyze the effects of a wide range of possible market changes upon investments and policyholder benefits, the Company seeks to ensure that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.


     Fixed Maturities


     Fixed maturity investments include public and privately placed corporate bonds, public and privately placed structured assets and government bonds. This latter category contains both asset-backed and mortgage-backed securities, including collateralized mortgage obligations ("CMOs"). The Company's strategy related to structured assets is to focus on those with lower volatility and minimal credit risk. The Company does not invest in higher risk CMOs such as interest-only and principal-only strips, and currently has no plans to invest in such securities.


     Private placement investments, which are primarily in the held-to-maturity category, are generally less marketable than publicly traded assets, yet they typically offer covenant protection which allows the Company, if necessary, to take appropriate action to protect its investment. The Company believes that the cost of the additional monitoring and analysis required by private placements is more than offset by their enhanced yield.


     One of the Company's primary objectives is to ensure that its fixed maturity portfolio is maintained at a high average quality, so as to limit credit risk. If not externally rated, the securities are rated by the Company on a basis intended to be similar to that of the rating agencies.

     The distribution of the fixed maturity portfolio (both available for sale and held to maturity) by credit rating is summarized as:

     The distribution of the fixed maturity portfolio by credit rating is summarized as follows:

                                                 December,             December 31,           December 31,
Credit Rating                                      1998                    1997                   1996
-------------                                  ------------           --------------         --------------
AAA                                                 45.6%                  45.7%                   45.9%
AA                                                   9.4%                   8.8%                    8.1%
A                                                   23.8%                  23.8%                   23.7%
BBB                                                 20.7%                  20.7%                   20.9%
BB and below (non-investment grade)                  0.5%                   1.0%                    1.4%
                                                 --------               --------                --------
                                                   100.0%                 100.0%                  100.0%


     At December 31, 1998 and 1997, the Company owned no bonds in default.


     Mortgage Loans


     During 1998, the mortgage portfolio declined 8% to $1.1 billion, net of impairment reserves. The Company has not actively sought new loan opportunities since 1989 and, as such, has experienced an ongoing reduction in this portfolio's balance.


     The Company follows a comprehensive approach to the management of mortgage loans which includes ongoing analysis of key mortgage characteristics such as debt service coverage, net collateral cash flow, property condition, loan to value ratios and market conditions. Collateral valuations are performed for those mortgages which, after review, are determined by management to present possible risks and exposures. These valuations are then incorporated into the determination of the Company's allowance for credit losses.


     The average balance of impaired loans continued to remain low at $31.2 million in 1998, compared with $37.9 million in 1997, and foreclosures totaled $3.0 million and $14.1 million in 1998 and 1997, respectively. The low levels of problematic mortgages relative to the Company's overall balance sheet are due to the ongoing decrease in the size of the mortgage portfolio, the Company's active loan management program and overall strength in market conditions.

     Occasionally, the Company elects to restructure certain loans if the economic benefits to the Company are believed to be more advantageous than those achieved by acquiring the collateral through foreclosure. At December 31, 1998 and 1997, the Company's loan portfolio included $52.9 million and $64.4 million, respectively, of non-impaired restructured loans.


     Real Estate and Common Stock


     The Company's real estate portfolio is composed primarily of the Head Office property ($54.2 million) and properties acquired through the foreclosure of troubled mortgages ($16.3 million). The Company operates a wholly-owned real estate subsidiary, which attempts to maximize the value of these properties through rehabilitation, leasing and sale. The Company is currently adding a third tower to its Head Office complex, which it anticipates completing in the year 2000.

     The common stock portfolio is composed of mutual fund seed money and some private equity investments. The Company anticipates a limited participation in the stock markets in 1999.


     Derivatives


     The Company uses certain derivatives, such as futures, options and swaps, for purposes of hedging interest rate and foreign exchange risk. These derivatives, when taken alone, may subject the Company to varying degrees of market and credit risk; however, when used for hedging, these instruments typically reduce risk. The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures. The Company has also developed controls within its operations to ensure that only Board authorized transactions are executed. Note 6 to the 1998 consolidated financial statements contains a summary of the Company's outstanding financial hedging derivatives.


Liquidity and Capital Resources

     The Company's operations have liquidity requirements that vary among the principal product lines. Life insurance and pension plan reserves are primarily long-term liabilities. Accident and health reserves, including long-term disability, consist of both short-term and long-term liabilities. Life insurance and pension plan reserve requirements are usually stable and predictable, and are supported primarily by long-term, fixed income investments. Accident and health claim demands are stable and predictable but generally shorter term, requiring greater liquidity.


     The Company has a commitment to fund an addition to its Head Office complex over the next 18 months, totaling approximately $30.0 million. The Company intends to fund this commitment with cash generated from current operations.

     Generally, the Company has met its operating requirements by maintaining appropriate levels of liquidity in its investment portfolio and utilizing positive cash flows from operations. Liquidity for the Company has remained strong, as evidenced by significant amounts of short-term investments and cash, which totaled $596.3 million and $525.4 million as of December 31, 1998 and 1997, respectively.


     Funds provided from premiums and fees, investment income and maturities of investment assets are reasonably predictable and normally exceed liquidity requirements for payment of claims, benefits and expenses. However, since the timing of available funds cannot always be matched precisely to commitments, imbalances may arise when demands for funds exceed those on hand. Also, a demand for funds may arise as a result of the Company taking advantage of current investment opportunities. The Company's capital resources represent funds available for long-term business commitments and primarily consist of retained earnings and proceeds from the issuance of commercial paper and equity securities. Capital resources provide protection for policyholders and the financial strength to support the underwriting of insurance risks, and allow for continued business growth. The amount of capital resources that may be needed is determined by the Company's senior management and Board of Directors as well as by regulatory requirements. The allocation of resources to new long-term business commitments is designed to achieve an attractive return, tempered by considerations of risk and the need to support the Company's existing business.


     The Company's financial strength provides the capacity and flexibility to enable it to raise funds in the capital markets through the issuance of commercial paper. The Company continues to be well capitalized, with sufficient borrowing capacity to meet the anticipated needs of its business. The Company had $39.7 million of commercial paper outstanding at December 31, 1998, compared with $54.1 million at December 31, 1997. The commercial paper has been given a rating of A-1+ by Standard & Poor's Corporation and a rating of P-1 by Moody's Investors Service, each being the highest rating available.


Year 2000 Issue


     The Year 2000 ("Y2K") problem arises when a computer performing date-based computations or operations produces erroneous results due to the historical practice of using two digit years within computer hardware and software. This causes errors or misinterpretations of the century in date calculations. Virtually all businesses, including the Company, are required to determine the extent of their Y2K problems. Systems that have a Y2K problem must then be converted or replaced by systems that will operate correctly with respect to the year 2000 and beyond.

     The Company has a written plan that encompasses all computer hardware, software, networks, facilities (embedded systems) and telephone systems. The plan also includes provisions for identifying and verifying that major vendors and business partners are Y2K compliant. The Company is developing contingency plans to address the possibility of both internal and external failures as well. The plan calls for full Y2K compliance for core systems by June 30, 1999 and full Y2K compliance for all Company systems by October 31, 1999.


     The Company's plan establishes five phases for becoming Y2K compliant. Phase 1 is "impact analysis" which includes initial inventory and preliminary assessment of Y2K impact. Phase 2 is "solution planning" which includes system by system planning to outline the approach and timing for reaching compliance. Phase 3 is "conversion/renovation" which means the actual process of replacing or repairing non-compliant systems. Phase 4 is "testing" to ensure that the systems function correctly under a variety of different date scenarios including current dates, year 2000 and leap year dates. Phase 5 is "implementation" which means putting Y2K compliant systems back into production.


     As of December 31, 1998, the Company had completed impact analysis (phase
1) and solution planning (phase 2) for all of its core systems and was more than 95% complete for phases 1 and 2 with respect to its systems as a whole. In addition, the Company was approximately 87% complete with respect to conversion and renovation (phase 3), 79% complete with respect to testing (phase 4), and 78% complete with respect to implementation (phase 5).


     In addition to ensuring that the Company's own systems are Y2K compliant, the Company has identified third parties with which the Company has significant business relationships in order to assess the potential impact on the Company of the third parties' Y2K issues and plans. The Company expects to complete this process during the first quarter of 1999 and will conduct system testing with third parties throughout 1999. The Company does not have control over these third parties and cannot make any representations as to what extent the Company's future operating results may be adversely affected by the failure of any third party to address successfully its own Y2K issues.


     On the basis of currently available information, the expense incurred by the Company, including anticipated future expenses, related to the Y2K issue has not and is not expected to be material to the Company's financial condition or results of operations. The Company has spent approximately $9.7 million on its Y2K project through the end of December 1998 and expects to spend up to approximately $15.3 million on its Y2K project. All of these funds will come from the Company's cash flow from operations. The Company has continued other scheduled non-Y2K information systems changes and upgrades. Although work on Y2K issues may have resulted in minor delays on the other projects, the delays are not expected to have a material adverse effect on the Company's consolidated financial condition or results of operations.


     The most reasonably likely worst case Y2K scenario is that the Company will experience isolated internal or third party computer failures and will be temporarily unable to process insurance and annuity benefit transactions. All of the Company's Y2K efforts have been designed to prevent such an occurrence. However, if the Company identifies internal or third party Y2K issues which cannot be timely corrected, there can be no assurance that the Company can avoid Y2K problems or that the cost of curing the problem will not be material.


     In an effort to mitigate risks associated with Y2K failures, the Company is in the process of developing contingency plans to address core functions, including relations with third parties. It is the Company's expectation that contingency plans will address possible failures generated internally, by vendors or business partners, and by customers. Possible general approaches include manual processing, payments on an estimated basis and use of disaster recovery facilities.

                        DESCRIPTION OF CAPITAL SECURITIES

     Pursuant to the terms of the Declaration, the Regular Trustees on behalf of the Trust will issue the Capital Securities and the Common Securities. The Capital Securities will represent undivided beneficial ownership interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration. This summary of certain provisions of the Capital Securities and the Declaration, which summarizes all of the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Declaration (as supplemented or amended from time to time) are referred to herein, the definitions of such defined terms are incorporated herein by reference.

General

     The Capital Securities will rank pari passu, and payments will be made thereon on a pro rata basis, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Guarantee executed by the Company for the benefit of the holders of the Capital Securities will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Capital Securities when the Trust does not have sufficient funds available to make such payments. See "Description of Guarantee." In such event, a holder of Capital Securities may vote to direct the Property Trustee to enforce the Property Trustee's rights under the Junior Subordinated Debentures. See "--Voting Rights; Amendment of the Declaration" below. In addition, the holder of Capital Securities may, in certain circumstances, institute a Direct Action against the Company for payment. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities." The Company's obligations under the Guarantee, taken together with its obligations under the Junior Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Capital Securities and the Common Securities) and the Declaration, constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

Distributions


     Distributions on each Capital Security will be payable at the annual rate of % of the stated liquidation amount of $25, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Distributions will accumulate from , 1999, the date of original issuance, and commence on June 30, 1999. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.


     Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions. The revenue of the Trust available for distribution to holders of its Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Capital Securities and the Common Securities. See "Description of Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities.

     So long as no Indenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a day other than an Interest Payment Date. As a consequence of any such extension, quarterly Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue and as a result, distributions to which holders of the Capital Securities are entitled will accumulate and compound quarterly at the
rate (to the extent permitted by applicable law) per annum of    % thereof from
the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such compounded amounts unless the context otherwise requires. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in the form of stock, warrants, options or other rights where the dividend stock or the stocks issuable upon exercise of such warrants, options or other right is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of rights, stock or other property under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (d) as a result of reclassification of the Company's capital stock into one or more other classes or series of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for another class or series of the Company's capital stock, or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (e) the purchase of fractional interests in the shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) repurchases, redemptions or other acquisitions of common stock related to the issuance of common stock or rights under any of the Company's employment contracts, benefit plans or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period).

     Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Junior Subordinated Debentures.

     In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee (as defined herein) is closed for business.

     Distributions on the Capital Securities (other than distributions on a Redemption Date) will be payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which shall be the day of the month (whether or not a Business Day) prior to the relevant Distribution Date. Distributions payable on any Capital Securities that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name such Capital Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such Capital Securities are registered on the special record date or other specified date determined in accordance with the Declaration.

Redemption


     Mandatory Redemption. Unless a Special Event has occurred, the Capital Securities will not be redeemable prior to , 2004. Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem Capital Securities and Common Securities on a pro rata basis, upon not less than 30 but not more than 60 days notice prior to the date fixed for repayment or redemption. If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

     Special Event Redemption or Distribution of Junior Subordinated Debentures. If a Special Event shall occur and be continuing, the Company will have the right either (i) to redeem within 90 days following the occurrence of such Special Event the Junior Subordinated Debentures outstanding on the date of redemption (the "Redemption Date") in whole (but not in part) and thereby cause a mandatory redemption of the Capital Securities in whole (but not in part) at a redemption price with respect to the Capital Securities equal to 100% of the liquidation amount thereof plus accrued and unpaid distributions if any, to, but excluding, the date of redemption or (ii) to dissolve the Trust within 90 days following the occurrence and continuation of such Special Event and, after satisfaction of the claims of creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Junior Subordinated Debentures will not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, certain events described in clauses (a) and (b) of the definition of "Tax Event" below or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "U.S. Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Capital Securities Upon Liquidation of the Trust."


     If the Company does not elect to redeem the Junior Subordinated Debentures as described above, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures whether at Stated Maturity or their earlier redemption, and if certain events described in clauses (a) and (b) of the definition of "Tax Event" below have occurred and are continuing, the Company will be obligated to pay any additional taxes, duties, assessments and other governmental charges (other than withholding taxes) to which the Trust has become subject as a result of such events.

     The term "Special Event" means a Tax Event or an Investment Company Event. The term "Tax Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any judicial decision or any official administrative pronouncement (including any private letter ruling, technical advice memorandum or Chief Counsel advice, as defined by the Code) or regulatory procedure (an "Administrative Action"), regardless of whether such judicial decision or Administrative Action is issued to or in connection with a proceeding involving the Company or the Trust and whether or not subject to review or appeal, which amendment, change, decision or Administrative Action is enacted, released by the Internal Revenue Service, promulgated or announced, in each case, on or after the date of this Prospectus, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company or OID accruing on such Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. An "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended ("Investment Company Act"), which Change in Investment Company Act Law becomes effective on or after the date of original issuance of the Capital Securities.

Redemption Procedures

     Capital Securities redeemed on each Redemption Date shall be redeemed at the redemption price in respect of the Junior Subordinated Debentures (the "Redemption Price") with the applicable proceeds from the contemporaneous redemption or payment at Stated Maturity of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has sufficient funds available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Capital Securities to be redeemed at its registered address. If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with The Depository Trust Company ("DTC") or its nominee funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "--Book-Entry Issuance." If any Capital Securities are no longer in book-entry form, the Trust, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Security called for redemption shall be payable to the holders of such Capital Security on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for the Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid Distributions have been paid on all Capital Securities for all quarterly distribution periods terminating on or prior to the date of redemption. If less than all of the Capital Securities and the Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata among the Capital Securities and the Common Securities. If the Capital Securities are in book-entry form, they will be redeemed as described below under "--Book-Entry Issuance." If not, the particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the liquidation amount of Capital Securities of a denomination larger than $25. In any such proration, the Property Trustee may make such adjustments as may be appropriate in order that only Capital Securities in authorized denominations shall be redeemed. The Property Trustee shall promptly notify the Trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Security selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of the Declaration, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Capital Securities which has been or is to be redeemed.

Subordination of Common Securities

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the liquidation amount of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Indenture Event of Default (as defined herein) shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

Liquidation Distribution Upon Dissolution

     The Company will have the right at any time to terminate the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Trust.

     Pursuant to the Declaration, the Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of the Junior Subordinated Debentures to the holders of the Capital Securities and Common Securities; (iii) the redemption of all of the Capital Securities in connection with the maturity or redemption of all of the Junior Subordinated Debentures; and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust.

     If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of or the making of reasonable provisions for liabilities to creditors of the Trust as provided by applicable law, to the holders of the Capital Securities and Common Securities their pro rata interest in the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the liquidation amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Capital Securities, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as a record holder of Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities held in certificated form will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the liquidation amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities, until such certificates are presented for cancellation, whereupon the Company will issue to such holder, and the Indenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

Trust Enforcement Events

     An Indenture Event of Default constitutes a Trust Enforcement Event under the Declaration with respect to the Trust Securities, provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

     Upon the occurrence of a Trust Enforcement Event, the Indenture Trustee (as defined herein) or the Property Trustee as the holder of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. Each of the Company and the Trust is required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration. If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debentures held by the Trust, any record holder of Capital Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on the Junior Subordinated Debentures issued to the Trust on the date such interest, principal or other payment is otherwise payable, then a record holder of Capital Securities may, on or after the respective due dates specified in the Junior Subordinated Debentures, institute a proceeding directly against the Company for enforcement of payment on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities held by such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such record holder of Capital Securities to the extent of any payment made by the Company to such record holder of Capital Securities.

Voting Rights; Amendment of the Declaration

     Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method or place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except pursuant to a subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of record of the Capital Securities of any notice of default which it receives with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Property Trustee shall receive an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

     The Declaration may be amended from time to time by a written instrument approved and executed by a majority of the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration that shall not be inconsistent with the other provisions of the Declaration, (ii) to add to the covenants, restrictions or obligations of the Company or (iii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes at all times that any Capital Securities and Common Securities are outstanding or to ensure that the Junior Subordinated Debentures are treated as indebtedness of the Company or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act, provided, however, that such action shall not adversely affect in any material respect the interests of any holder of Capital Securities or Common Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of Capital Securities and Common Securities. The Declaration may be amended by the Company and a majority of the Regular Trustees with (i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Capital Securities and Common Securities and (ii) receipt by the Regular Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an "investment company" under the Investment Company Act, provided, further, that without the consent of each holder of Capital Securities and Common Securities affected thereby, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Capital Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Capital Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Capital Securities or Common Securities to institute suit for the enforcement of any such payment on or after such date.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel its Capital Securities in accordance with the Declaration.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Expenses and Taxes

     In the Indenture (as defined herein), the Company has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

Book-Entry Issuance

     DTC will act as securities depositary for all of the Capital Securities. The Capital Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Capital Securities, representing in the aggregate the total number of Capital Securities, and will be deposited with DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities, except in the event that use of the book-entry system for the Capital Securities of the Trust is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Capital Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Redemption notices shall be sent to Cede & Co. as the registered holder of the Capital Securities.

     Although voting with respect to the Capital Securities is limited to the holders of record of the Capital Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distribution payments on the Capital Securities will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Property Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any of the Capital Securities at any time by giving reasonable notice to the Property Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Capital Securities certificates representing such Capital Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an Indenture Event of Default, the holders of a majority in liquidation amount of Capital Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for the Capital Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust or the Company believe to be accurate, but the Trust and the Company assume no responsibility for the accuracy thereof. None of the Trustees, the Trust or the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Registrar and Transfer Agent

     The Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required (i) to register or cause to be registered the transfer or exchange of the Capital Securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of such notice of redemption or (ii) to register or cause to be registered the transfer or exchange of any Capital Securities so selected for redemption, except in the case of any Capital Securities being redeemed in part, any portion thereof not to be redeemed.

Information Concerning the Property Trustee


     The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Trust Enforcement Event, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the rights or powers vested in it by the Declaration at the request of any holder of Capital Securities unless such holder has provided the Property Trustee a reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Enforcement Event has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Capital Securities are entitled under the Declaration to vote, then the Property Trustee may, but shall be under no duty to, take such action as is directed by the Company and the holder of the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.


Payment and Paying Agency

     Payments in respect of the Capital Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Regular Trustees and the Company) to act as Paying Agent.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under "--Liquidation Distribution Upon Dissolution." The Trust may, at the request of the Company, with the consent of the Regular Trustees and without the consent of the holders of the Capital Securities, the Delaware Trustee or the Property Trustee merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity (if not the Trust) either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) if the Trust is not the Successor Entity, the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Capital Securities or the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or any inter-dealer quotation system on which the Capital Securities are then listed or quoted, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally-recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (2) the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes, (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and
(ix) such successor entity (if not the Trust) expressly assumes all of the obligations of the Trust with respect to the Trustees. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Capital Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and each holder of the Capital Securities not be treated as owning an undivided interest in the Junior Subordinated Debentures.

Merger or Consolidation of Trustees

     Any entity into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such entity shall be otherwise qualified and eligible.

Miscellaneous

     The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or the Declaration, that the Company and the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Capital Securities.

     The Trust may not borrow money, issue debt nor mortgage or pledge any of its assets.

Governing Law

     The Declaration and the Capital Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued under an Indenture (the "Indenture") between the Company and The Bank of New York, as trustee (the "Indenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture, which summarizes all of the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein by reference.

General


     Concurrently with the issuance of the Capital Securities, the Trust will invest the proceeds thereof and the consideration paid by the Company for the Common Securities in the Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will be in a principal amount equal to the aggregate liquidation amount of the Capital Securities plus the Company's concurrent investment in the Common Securities. The Junior Subordinated Debentures will bear interest at the annual rate of % of the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing June 30, 1999, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the th day of the month preceding the relevant Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of % thereof, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments and interest on quarterly interest payments not paid on the applicable Interest Payment Date, as applicable.

     The Junior Subordinated Debentures will mature on , 2029.


     The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness (as defined below) of the Company and will be structurally subordinated to all liabilities and obligations of the Company's subsidiaries. See "--Subordination."

Option to Extend Interest Payment Period

     So long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a day other than an Interest Payment Date. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of %, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while the Capital Securities are outstanding) will be required to accrue interest income (as OID) for United States federal income tax purposes. See "U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in the form of stock, warrants, options or other rights where the dividend stock or the stocks issuable upon exercise of such warrants, options or other right is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of rights, stock or other property under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(d) as a result of reclassification of the Company's capital stock into one or more other classes or series of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for another class or series of the Company's capital stock, or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (e) the purchase of fractional interests in the shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) repurchases, redemptions or other acquisitions of common stock related to the issuance of common stock or rights under any of the Company's employment contracts, benefit plans or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 20 quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on any date other than on an Interest Payment Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Property Trustee, the Regular Trustees and the Indenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Regular Trustees are required to give notice to an applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities.

Redemption


     The Junior Subordinated Debentures are not redeemable prior to , 2004 unless a Special Event has occurred. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company, on or after , 2004, in whole or in part at any time at 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.


     The Junior Subordinated Debentures are also redeemable at any time in whole but not in part, within 90 days of the occurrence of a Special Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures, together with accrued and unpaid payments of interest thereon to, but excluding, the date of redemption.

     In the event that Junior Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate liquidation preference equal to the aggregate principal amount of Junior Subordinated Debentures or portions thereof called for redemption.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

Certain Covenants of the Company

     The Company will covenant in the Indenture that if and so long as the Trust is the holder of all Junior Subordinated Debentures, the Company, as borrower, will pay to the Trust all fees and expenses related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust) but excluding obligations under the Trust Securities.

     The Company will also covenant that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in the form of stock, warrants, options or other rights where the dividend stock or the stocks issuable upon exercise of such warrants, options or other right is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of rights, stock or other property under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(d) as a result of reclassification of the Company's capital stock into one or more other classes or series of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for another class or series of the Company's capital stock, or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (e) the purchase of fractional interests in the shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) repurchases, redemptions or other acquisitions of common stock related to the issuance of common stock or rights under any of the Company's employment contracts, benefit plans or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period) if at such time (x) there shall have occurred any event of which the Company has actual knowledge that (I) with the giving of notice or the lapse of time, or both, would constitute an Indenture Event of Default with respect to Junior Subordinated Debentures and (II) in respect of which the Company shall not have taken reasonable steps to cure, (y) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (z) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

Subordination

     In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinated and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets of the Company upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Indebtedness before the holders of Junior Subordinated Debentures or the Property Trustee on behalf of the holders of Capital Securities will be entitled to receive or retain any payment in respect of the principal of, or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

     In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of, or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

     No payments on account of principal or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Senior Indebtedness" means, with respect to the Company, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments of the Company, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) above of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; provided, however, that Senior Indebtedness shall not be deemed to include (i) any indebtedness of the Company that is by its terms subordinated to or ranked pari passu with the Junior Subordinated Debentures; (ii) any indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company; (iii) any indebtedness of the Company to any of its subsidiaries; (iv) any indebtedness to any employee of the Company; (v) trade accounts payable in the ordinary course of business; or (vi) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance by such financing entity of securities that are similar to the Capital Securities.


     The Indenture places no limitation on the amount of additional indebtedness or other liabilities that may be incurred by the Company's subsidiaries. As of December 31, 1998, the Company had no Senior Indebtedness outstanding, and the Company's consolidated subsidiaries had indebtedness and other liabilities of approximately $23.9 billion (of which $23.6 billion consists of obligations to policyholders under outstanding insurance policies) to which the Junior Subordinated Debentures would be effectively subordinated.


Indenture Events of Default

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to the Junior Subordinated Debentures:

     (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

     (ii) failure to pay any principal on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

     (iii) failure to observe or perform any other covenant contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of outstanding Junior Subordinated Debentures; or

     (iv) certain events of bankruptcy or insolvency of the Company.

     The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures may declare the principal due and payable immediately upon an Indenture Event of Default, and, should the Indenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee, and should the holders of such Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture, and should the holders of such Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right. The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case an Indenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Capital Securities

     If an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action for payment. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payment made to such holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

Consolidation, Merger, Sale of Assets and Other Transactions

     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing; (iii) if at the time any Capital Securities are outstanding, such transaction is permitted under the Declaration and Guarantee and does not give rise to any breach or violation of the Declaration or Guarantee; (iv) any such lease shall provide that it will remain in effect so long as any Junior Subordinated Debentures are outstanding; and (v) certain other conditions as prescribed in the Indenture are met.

Modification of Indenture

     From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures or any outstanding Capital Securities) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of outstanding Junior Subordinated Debentures affected, to execute supplemental indentures which modify the Indenture in a manner affecting the rights of the holders of such Junior Subordinated Debentures; provided that no such supplemental indenture may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Indenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the Capital Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

Distributions of Junior Subordinated Debentures; Book-Entry Issuance

     Under certain circumstances involving the termination of the Trust, Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Capital Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of global securities and certificated securities. DTC, or any successor depositary for the Capital Securities, will act as depositary for such global securities. It is anticipated that the depositary arrangements for such global securities would be substantially identical to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary matters, see "Description of Capital Securities--Book-Entry Issuance."

     If the Junior Subordinated Debentures are distributed to the holders of Capital Securities upon the liquidation of the Trust, the Company will use its best efforts to list the Junior Subordinated Debentures on such stock exchanges or inter-dealer quotation system, if any, on which the Capital Securities are then listed or quoted. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Capital Securities.

Payment and Paying Agents

     The Company initially will act as Paying Agent with respect to the Junior Subordinated Debentures except that, if the Junior Subordinated Debentures are distributed to the holders of the Capital Securities in liquidation of such holders' interests in the Trust, the Indenture Trustee will act as the Paying Agent. The Company at any time may designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent at the place of payment.

     Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of, or interest on, any Junior Subordinated Debentures and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Governing Law

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

Defeasance and Discharge

     The Indenture provides that the Company, at the Company's option: (a) will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust with the Indenture Trustee, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest, if any, on the Junior Subordinated Debentures on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. To exercise any such option, the Company is required to deliver to the Indenture Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Junior Subordinated Debentures to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to the effect received by the Company from the United States Internal Revenue Service or revenue ruling pertaining to a comparable form of transaction to the effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Junior Subordinated Debentures would not be delisted from such exchange as a result of the exercise of such option.

Information Concerning the Indenture Trustee

     The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

     The Guarantee will be executed and delivered by the Company concurrently with the issuance by the Trust of the Capital Securities for the benefit of the holders from time to time of such Capital Securities. The Bank of New York will act as guarantee trustee ("Guarantee Trustee") under the Guarantee for the purposes of compliance with the Trust Indenture Act and the Guarantee will be qualified as an Indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantee, which summarizes all of the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee will be filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

General

     The Company will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at the time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities in exchange therefor), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Capital Securities to the date of payment and to the extent that the Trust has funds on hand legally available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, but will apply only to the extent that the Trust has funds on hand available to make such payments, and is not a guarantee of collection.

     If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise.

     The Company has, through the Guarantee, the Junior Subordinated Debentures and the Indenture, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee--General."

Status of the Guarantee

     The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company and will be structurally subordinated to all liabilities and obligations of the Company's subsidiaries. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in exchange for all of the Capital Securities.

     The obligations of the Company under the Guarantee will be structurally subordinated to all liabilities and obligations of the Company's subsidiaries. See "Risk Factors--Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures."

Amendments and Assignment

     Except with respect to any changes that do not materially and adversely affect the rights of holders of the Capital Securities (in which case no consent will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

Events of Default

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any Capital Security unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities in exchange for all of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

Governing Law

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
              THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for the payment of such Distributions and other amounts) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." If and to the extent that the Company does not make payments under the Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder after the respective due dates. Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture and the Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Company.

Sufficiency of Payments

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Capital Securities and the Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the related Capital Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations under the Capital Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights of Holders of Capital Securities

     A holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness of the Company will not constitute a default or Indenture Event of Default. In addition, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Debentures would constitute an Indenture Event of Default under the Indenture.

Limited Purpose of Trust

     The Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Capital Securities and the Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of Capital Securities and a holder of Junior Subordinated Debentures is that a holder of Junior Subordinated Debentures is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or from the Company under the Guarantee) only if and to the extent the Trust has funds available for the payment of such Distributions.

Rights Upon Dissolution

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, and after satisfaction of creditors of the Trust, if any, as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any stockholders of the Company receive payments or distributions. Because the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Capital Securities), the positions of a holder of Capital Securities and a holder of the Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences and certain other tax consequences of the purchase, ownership and disposition of Capital Securities, and where specifically indicated constitutes the opinion of Cleary, Gottlieb, Steen & Hamilton regarding such material consequences. This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to purchase Capital Securities by any particular investor, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary addresses the tax consequences only to a person that acquires Capital Securities on their original issue at their original offering price and that is
(i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Capital Securities (a "United States Holder"). This summary also does not address the tax consequences to (i) persons that are not United States Holders, except as described below under "--United States Alien Holders" (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies, (iii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Capital Securities as capital assets.

     This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. For example, a judicial decision could be issued or legislation could be enacted that would adversely affect the Company's ability to deduct interest or original issue discount on the Junior Subordinated Debentures, either of which might in turn permit the Company to cause a redemption of the Capital Securities. See "--Possible Tax Law Changes." All references herein to federal tax refer to United States federal tax.

     Prospective investors are advised to consult with their own tax advisors in light of their own particular circumstances as to the United States federal tax consequences of the purchase, ownership and disposition of capital securities, as well as the effect of any state, local or foreign tax laws.

Classification of the Junior Subordinated Debentures and the Trust


     In the opinion of Cleary, Gottlieb, Steen & Hamilton, under current law and assuming the accuracy of, and full compliance with, the terms of the Indenture (and certain other documents) and that such documents conform to the form thereof that we have reviewed, and based on certain representations of the Company and the Trust, the Junior Subordinated Debentures will be treated for United States federal income tax purposes as indebtedness of the Company. By acceptance of a Capital Security, each Holder covenants to treat the Junior Subordinated Debentures as indebtedness of the Company and the Capital Securities as an undivided beneficial ownership interest in the Junior Subordinated Debentures.

     In the opinion of Cleary, Gottlieb, Steen & Hamilton, under current law and assuming the accuracy of, and full compliance with, the terms of the Trust Agreement and the Indenture (and certain other documents), the Trust will be treated for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each United States Holder of Capital Securities will be considered the owner of an undivided beneficial ownership interest in the Junior Subordinated Debentures, and each United States Holder will be required to include in its gross income any interest (or original issue discount accrued) with respect to its allocable share of those Junior Subordinated Debentures. See "--Interest Income and Original Issue Discount."

     An opinion of Cleary, Gottlieb, Steen & Hamilton is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such challenge will not be successful. See "--Possible Tax Law Changes."

Interest Income and Original Issue Discount

     Under Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a contingency that stated interest will not be timely paid that is "remote," because of the terms of the relevant debt instrument, will be ignored in determining whether such debt instrument is issued with OID. As a result of terms and conditions of the Junior Subordinated Debentures that prohibit certain payments with respect to the Company's capital stock and indebtedness if the Company elects to extend interest payment periods, the Company believes that the likelihood of its exercising its option to defer payments is remote. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period." Based on the foregoing, the Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a United States Holder should include in gross income such holder's allocable share of interest on the Junior Subordinated Debentures in accordance with such holder's normal method of accounting for tax purposes.

     If the option to defer any payment of interest was determined not to be "remote" or if the Company exercises its option to defer any payment of interest, the Junior Subordinated Debentures would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, all of a United States Holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on a constant yield method regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a United States Holder would be required to include OID in gross income even though the Company would not make any actual cash payments during an Extension Period.

     The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.

     Because income on the Capital Securities will constitute interest or OID, corporate United States Holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income taken into account with respect to the Capital Securities.

Distribution of Junior Subordinated Debentures to Holders of Capital Securities Upon Liquidation of the Trust

     Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of Capital Securities--Liquidation Distribution upon Dissolution" will be non-taxable and will result in the United States Holder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such United States Holder had in its Capital Securities before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, as would be the case if, for example, the Trust were treated as an association taxable as a corporation, the distribution of Junior Subordinated Debentures to a United States Holder by the Trust would be a taxable event to the Trust and each United States Holder, and each United States Holder would recognize gain or loss as if the United States Holder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon the liquidation of the Trust. A United States Holder will include interest in income in respect of Junior Subordinated Debentures received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

Sale or Redemption of Capital Securities

     A United States Holder that sells (including a redemption for cash of its Capital Securities) Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. Assuming that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debentures and the Junior Subordinated Debentures are not considered issued with OID, a United States Holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Junior Subordinated Debentures are deemed to be issued with OID, as a result of the Company's deferral of interest payments, a United States Holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously includible in such United States Holder's gross income to the date of disposition and decreased by Distributions or other payments received on the Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such United States Holder's pro rata share of the Junior Subordinated Debentures that is required to be included in income). Under recently enacted legislation, long-term capital gains recognized by non-corporate United States Holders generally are subject to a maximum rate of 20 percent in respect of property held for more than one year, effective for amounts properly taken into account on or after January 1, 1998. To the extent the selling price, less accrued but unpaid interest through the date of disposition, is less than the United States Holder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

     The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A United States Holder who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include a portion of the selling price equal to the accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), to the extent not previously taken into income. To the extent the selling price, less accrued but unpaid interest through the date of disposition, is less than the United States Holder's adjusted tax basis, a United States Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Backup Withholding Tax and Information Reporting

     The amount of interest income paid and OID accrued on the Capital Securities held of record by United States Holders (other than corporations and other exempt United States Holders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to a nonexempt United States Holder unless the United States Holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

     Payment of the proceeds from the disposition of Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a United States Holder under the backup withholding rules will be allowed as a refund or a credit against such United States Holder's United States federal income tax liability, provided the required information is furnished to the IRS.

     It is anticipated that income on the Capital Securities will be reported to holders on Form 1099-INT or, if the Company exercises its option to defer any payment of interest, on Form 1099-OID, and mailed to holders of the Capital Securities by January 31 following each calendar year.

United States Alien Holders

     For purposes of this discussion, a "United States Alien Holder" is a holder of Capital Securities that is a nonresident alien individual or a foreign corporation. Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to withholding of United States federal income tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and
(c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalty of perjury, that it is not a United States Holder and provides its name and address (or, with respect to payments made after December 31, 1999, satisfies certain documentary evidence requirements for establishing that it is not a United States Holder) or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalty of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will generally not be subject to withholding of United States federal income tax on any gain realized upon the sale or other disposition of a Capital Security provided the gain is not effectively connected with the conduct of a trade or business in the United States by the United States Alien Holder.

     With respect to payments made after December 31, 1999, for purposes of applying the rules set forth under this heading "United States Alien Holders" to an entity that is treated as fiscally transparent (e.g., a partnership) for U.S. federal income tax purposes, the beneficial owner means each of the ultimate beneficial owners of the entity.

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and each entity whose underlying assets include "plan assets" by reason of such a plan's investment in such entity (each, a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other arrangements subject to
Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in the imposition of an excise tax or other liabilities under ERISA and/or Section 4975 of the Code on such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of a trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in such trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of a trust would not be considered "plan assets" of investing Plans if the equity securities of such trust were deemed to be "publicly-offered securities." In order to be considered "publicly-offered securities," such securities must be, among other things, sold pursuant to an effective registration statement, timely registered under the Securities Exchange Act of 1934, as amended, freely transferable and widely held. No assurance can be given by the Trust that the Capital Securities will be "widely held" for purposes of the "publicly-offered securities" exception.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities of the Trust were acquired with "plan assets" of such Plan or assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Company is a Party in Interest with respect to the investing Plan (either directly or by reason of its ownership of its subsidiaries), an indirect extension of credit prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code between the Company and the investing Plan may be deemed to occur, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

     The Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not directly or indirectly purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase and/or holding.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 and regarding the potential consequences if the assets of the Trust were deemed to be "plan assets."

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Company and the Trust have agreed that the Trust will sell to each of the Underwriters named below for whom Lehman Brothers Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. are acting as the representatives (the "Representatives"), and each of the Underwriters has severally agreed to purchase from the Trust the respective liquidation amount of Capital Securities set forth opposite its name below:

                                                                                         Liquidation Amount
         Underwriters                                                                   of Capital Securities
         ------------                                                                   ---------------------
         Lehman Brothers Inc. ....................................................            $
         Goldman, Sachs & Co. ....................................................
         Merrill Lynch, Pierce, Fenner & Smith Incorporated.......................
         J.P. Morgan Securities Inc. .............................................





                 Total............................................................            $150,000,000
                                                                                              ============

     Under the terms and conditions set forth in the Underwriting Agreement, the Underwriters are committed to take and pay for all such Capital Securities offered hereby, if any are taken.

     The Underwriters propose to offer the Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession of $ per Capital Security. The Underwriters may allow, and such dealers may reallow, a concession not to exceed $ per Capital Security to certain brokers and dealers. After the Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as Underwriters' compensation for the Underwriters' arranging the investment therein of such proceeds an amount of $ per Capital Security for the accounts of the several Underwriters.

     Until the distribution of the Capital Securities is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase Capital Securities. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Capital Securities. Such transactions may consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Capital Securities.

     The Representatives also may impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Capital Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Capital Securities, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those Capital Securities as part of the Offering.

     In general, purchases of a security for the purposes of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the applicable offering.

     Neither the Company nor any of the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Capital Securities. In addition, neither the Company nor any of the Underwriters make any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Prior to this offering, there has been no public market for the Capital Securities. Application has been made to have the Capital Securities approved for listing on the New York Stock Exchange. In order to meet one of the requirements for listing the Capital Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more to a minimum of 400 beneficial holders. Trading of the Capital Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Capital Securities. The Representatives have advised the Company that they intend to make a market in the Capital Securities prior to commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Capital Securities.

     The Company and the Trust have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Company and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                                  LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Declaration and the formation of the Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Company and the Trust. The validity of the Junior Subordinated Debentures and the Guarantee will be passed upon for the Company and the Trust by Cleary, Gottlieb, Steen & Hamilton, New York, New York and for the Underwriters by Simpson Thacher & Bartlett, New York, New York. Cleary, Gottlieb, Steen & Hamilton and Simpson Thacher & Bartlett will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law, and Richards, Layton & Finger will rely on the opinion of Cleary, Gottlieb, Steen & Hamilton as to matters of New York law.

                                     EXPERTS

     The consolidated financial statements as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included and incorporated by reference in this prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are included and incorporated by reference herein, and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     Each of GWL&A and the Company is or will be subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files or will file reports and other information with the Commission. Such material filed by the Company and GWL&A with the Commission may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. Certain of such reports and other information are also available from the Commission over the Internet at http://www.sec.gov. The periodic reports and other information filed by the Company and GWL&A with the Commission may also be inspected at the offices of the National Association of Securities Dealers, Inc., NASDAQ Reports Section, 1735 K Street, Washington, D.C. 20006.

     No separate financial statements of the Trust have been included or incorporated by reference herein. The Company does not believe such financial statements would be material to holders of the Capital Securities because (i) all of the common securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Junior Subordinated Debentures issued by the Company, and
(iii) taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture and the Guarantee provide, in the aggregate, a full and unconditional guarantee by the Company of the Trust's obligations under the Capital Securities.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     On December 30, 1998, the Company became the parent of and successor registrant to GWL&A. The following document filed with the Commission by GWL&A (File No. 333-01173) is incorporated herein by reference: Annual Report on Form 10-K for the year ended December 31, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated therein by reference) relating to the Company or GWL&A are available without charge upon request to: GWL&A Financial Inc., 8515 East Orchard Road, Englewood, Colorado 80111, attention: The Corporate Secretary's Department.

                          INDEX TO FINANCIAL STATEMENTS


Independent Auditors' Report ............................................................................. F-2

Consolidated Balance Sheets, December 31, 1998 and 1997................................................... F-3

Consolidated Statements of Income, Years Ended December 31, 1998, 1997 and 1996........................... F-5

Consolidated Statements of Stockholder's Equity, Years Ended December 31, 1998,
1997 and 1996............................................................................................. F-6

Consolidated Statements of Cash Flows, Years Ended December 31, 1998, 1997 and 1996....................... F-7

Notes to Consolidated Financial Statements, Years Ended December 31, 1998, 1997 and 1996.................. F-9

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of GWL&A Financial Inc.:

We have audited the accompanying consolidated balance sheets of GWL&A Financial Inc. (an indirect wholly-owned subsidiary of The Great-West Life Assurance Company) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of GWL&A Financial Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE  LLP
Denver, Colorado


January 25, 1999

GWL&A FINANCIAL INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1998 AND 1997
(Dollars in Thousands)

                                                                             1998                       1997
                                                                    -----------------------     ---------------------
ASSETS
INVESTMENTS:
  Fixed Maturities:
    Held-to-maturity, at amortized cost (fair value
      $2,298,936 and $2,151,476)                                 $            2,199,818     $             2,082,716
    Available-for-sale, at fair value (amortized cost
      $6,752,532 and $6,541,422)                                              6,936,726                   6,698,629
    Common stock, at fair value (cost $41,932 and                                48,640                      39,021
      $34,414)
    Mortgage loans on real estate, net                                        1,133,468                   1,235,594
    Real estate, net                                                             73,042                      93,775
    Policy loans                                                              2,858,673                   2,657,116
    Short-term investments, available-for-sale (cost
      approximates fair value)                                                  420,169                     399,131
                                                                    -----------------------     ---------------------

         Total Investments                                                   13,670,536                  13,205,982

    Cash                                                                        176,369                     126,528
    Reinsurance receivable
      Related party                                                               5,006                       1,950
      Other                                                                     187,952                      82,414
    Deferred policy acquisition costs                                           238,901                     255,442
    Investment income due and accrued                                           157,587                     165,827
    Other assets                                                                311,078                     121,543
    Premiums in course of collection                                             84,940                      77,008
    Deferred income taxes                                                       191,483                     193,820
    Separate account assets                                                  10,099,543                   7,847,451
                                                                    -----------------------     ---------------------
TOTAL ASSETS                                                     $           25,123,395     $            22,077,965
                                                                    =======================     =====================


See notes to consolidated financial statements.



                                                                                     1998                  1997
                                                                               -----------------     -----------------
LIABILITIES AND STOCKHOLDER'S EQUITY
POLICY BENEFIT LIABILITIES:
    Policy reserves
      Related party                                                         $         555,300    $            17,774
      Other                                                                        11,284,414             11,084,945
    Policy and contract claims                                                        491,932                375,499
    Policyholders' funds                                                              181,779                165,106
    Provision for policyholders' dividends                                             69,530                 62,937
GENERAL LIABILITIES:
    Due to Parent Corporation                                                          52,877                126,656
    Repurchase agreements                                                             244,258                325,538
    Commercial paper                                                                   39,731                 54,058
    Other liabilities                                                                 761,505                689,967
    Undistributed earnings on participating business                                  143,717                141,865
    Separate account liabilities                                                   10,099,543              7,847,451
                                                                               -----------------     -----------------
         Total Liabilities                                                         23,924,586             20,891,796
                                                                               -----------------     -----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
    Preferred stock, $1 par value, 50,000,000 shares authorized:
        Series A, cumulative, 1,500 shares authorized,
          Liquidation value of $100,000 per share,
          0 and 600 shares issued and outstanding                                                             60,000
        Series B, cumulative, 1,500 shares authorized,
          Liquidation value of $100,000 per share,
          0 and 200 shares issued and outstanding                                                             20,000
        Series C, cumulative, 1,500 shares authorized,
          none outstanding
        Series D, cumulative, 1,500 shares authorized,
          none outstanding
        Series E, non-cumulative, 2,000,000 shares
          Authorized, liquidation value of $20.90 per share,
          0 and 2,000,000 shares issued and outstanding                                                       41,800
    Preferred stock, $0 par value; 500,000 shares
      authorized; 0 shares issued and outstanding
    Common stock, $0 par value; 500,000 shares
      authorized; 50,025 shares issued and outstanding                                    250                    250
    Additional paid-in capital                                                        706,588                697,780
    Accumulated other comprehensive income                                             61,560                 52,807
    Retained earnings                                                                 430,411                313,532
                                                                               -----------------     -----------------
         Total Stockholder's Equity                                                 1,198,809              1,186,169
                                                                               -----------------     -----------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                  $      25,123,395    $        22,077,965
                                                                               =================     =================

GWL&A FINANCIAL INC.

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996
(Dollars in Thousands)

                                                                    1998                1997               1996
                                                               ----------------    ----------------   ---------------
REVENUES:
  Premiums
    Related party (net of premiums
       Recaptured totaling $0,
      $155,798, and $164,839)                               $         46,191   $         155,798   $        164,839
    Other (net of premiums ceded
      totaling $86,409, $61,152, and $60,589)                        948,672             677,381            664,610
  Fee income                                                         516,052             420,730            347,519
  Net investment income
    Related party                                                     (9,416)             (8,957)           (26,082)
    Other                                                            906,776             890,630            860,719
  Net realized gains (losses) on investments                          38,173               9,800            (21,078)
                                                               ----------------    ----------------   ---------------
                                                                   2,446,448           2,145,382          1,990,527
                                                               ----------------    ----------------   ---------------
BENEFITS AND EXPENSES:
  Life and other policy benefits (net of
    reinsurance recoveries totaling $81,205,
    $44,871 and $52,675)                                             768,474             543,903            515,750
  Increase in reserves
    Related party                                                     46,191             155,798            164,839
    Other                                                             78,851              90,013             64,359
  Interest paid or credited to contractholders                       491,616             527,784            561,786
  Provision for policyholders' share of earnings
    (losses) on participating business                                 5,908               3,753                 (7)
  Dividends to policyholders                                          71,429              63,799             49,237
                                                               ----------------    ----------------   ---------------
                                                                   1,462,469           1,385,050          1,355,964
  Commissions                                                        144,246             102,150            106,561
  Operating expenses (income):
    Related party                                                     (4,542)             (6,292)           304,599
    Other                                                            517,676             431,714             33,435
  Premium taxes                                                       30,848              24,153             25,021
                                                               ----------------    ----------------   ---------------
                                                                   2,150,697           1,936,775          1,825,580
INCOME BEFORE INCOME TAXES                                           295,751             208,607            164,947
                                                               ----------------    ----------------   ---------------
PROVISION FOR INCOME TAXES:
  Current                                                             81,770              61,644             45,934
  Deferred                                                            17,066             (11,797)           (15,562)
                                                               ----------------    ----------------   ---------------
                                                                      98,836              49,847             30,372
                                                               ----------------    ----------------   ---------------
NET INCOME                                                  $        196,915   $         158,760   $        134,575
                                                               ================    ================   ===============


See notes to consolidated financial statements.

GWL&A FINANCIAL INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996
(Dollars in Thousands)


                                                Preferred Stock                  Common Stock
                                          -----------------------------    --------------------------
                                             Shares          Amount          Shares         Amount
                                          -------------   -------------    -----------    -----------
BALANCE, JANUARY 1, 1996                    2,000,800   $    121,800           50,025  $         250
   Net income
   Other comprehensive loss

Total comprehensive Income

Capital contributions
Dividends
                                          -------------   -------------    -----------    -----------
BALANCE, DECEMBER 31, 1996                  2,000,800        121,800           50,025            250




   Net income
   Other comprehensive income

Total comprehensive Income

Capital contributions
Dividends
                                          -------------   -------------    -----------    -----------
BALANCE, DECEMBER 31, 1997                  2,000,800        121,800           50,025            250

   Net income
   Other comprehensive income

Total comprehensive Income

Capital contributions
Dividends
Purchase of preferred shares               (2,000,800)      (121,800)
                                          -------------   -------------    -----------    -----------
BALANCE, DECEMBER 31, 1998                          0   $          0           50,025  $         250
                                          =============   =============    ===========    ===========

See notes to consolidated financial statements.


                                                             Accumulated
                                          Additional            Other
                                            Paid-in         Comprehensive         Retained

                                            Capital             Income            Earnings          Total
BALANCE, JANUARY 1, 1996                 --------------    -----------------     ------------    -------------
   Net income                            $    664,297   $           58,763   $      148,261   $     993,371
   Other comprehensive loss                                                         134,575         134,575
                                                                   (43,812)                         (43,812)
Total comprehensive Income                                                                       -------------
                                                                                                     90,763
Capital contributions                                                                            -------------
Dividends                                       7,000                                                 7,000
                                                                                    (56,670)        (56,670)
BALANCE, DECEMBER 31, 1996               --------------    -----------------     ------------    -------------
                                              671,297               14,951          226,166       1,034,464



   Net income
   Other comprehensive income                                                       158,760         158,760
                                                                    37,856                           37,856
Total comprehensive Income                                                                       -------------
                                                                                                    196,616
Capital contributions                                                                            -------------
Dividends                                      26,483                                                26,483
                                                                                    (71,394)        (71,394)
BALANCE, DECEMBER 31, 1997               --------------    -----------------     ------------    -------------
                                              697,780               52,807          313,532       1,186,169
   Net income
   Other comprehensive income                                                       196,915         196,915
                                                                     8,753                            8,753
Total comprehensive Income                                                                       -------------
                                                                                                    205,668
Capital contributions                                                                            -------------
Dividends                                       8,808                                                 8,808
Purchase of preferred shares                                                        (80,036)        (80,036)
                                                                                                   (121,800)
BALANCE, DECEMBER 31, 1998               --------------    -----------------     ------------    -------------
                                         $    706,588   $           61,560   $      430,411   $   1,198,809
                                         ==============    =================     ============    =============

GWL&A FINANCIAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996
(Dollars in Thousands)
                                                                    1998               1997               1996
                                                               ----------------   ----------------   ----------------
OPERATING ACTIVITIES:
  Net income                                                $        196,915   $        158,760   $        134,575
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Gain (loss) allocated to participating
        policyholders                                                  5,908              3,753                 (7)
      Amortization of investments                                    (15,068)               409             15,518
      Realized losses (gains) on disposal of
        investments and provisions for mortgage
        loans and real estate                                        (38,173)            (9,800)            21,078
      Amortization                                                    55,550             46,929             49,454
      Deferred income taxes                                           17,066            (11,824)           (14,658)
  Changes in assets and liabilities:
      Policy benefit liabilities                                     938,444            498,114            358,393
      Reinsurance receivable                                         (43,643)           112,594            136,966
      Accrued interest and other receivables                          28,467             30,299             24,778
      Other, net                                                    (184,536)            64,465            (13,676)
                                                               ----------------   ----------------   ----------------
         Net cash provided by operating activities                   960,930            893,699            712,421
                                                               ----------------   ----------------   ----------------
INVESTING ACTIVITIES:
  Proceeds from sales, maturities, and
    redemptions of investments:
    Fixed maturities
         Held-to maturity
         Sales                                                         9,920
         Maturities and redemptions                                  471,432            359,021            516,838
         Available-for-sale
         Sales                                                     6,169,678          3,174,246          3,569,608
         Maturities and redemptions                                1,268,323            771,737            803,369
    Mortgage loans                                                   211,026            248,170            235,907
    Real estate                                                       16,456             36,624              2,607
    Common stock                                                       3,814             17,211              1,888
  Purchases of investments:
    Fixed maturities
         Held-to-maturity                                           (584,092)          (439,269)          (453,787)
         Available-for-sale                                       (7,410,485)        (4,314,722)        (4,753,154)
    Mortgage loans                                                  (100,240)            (2,532)           (23,237)
    Real estate                                                       (4,581)           (64,205)           (15,588)
    Common stock                                                     (10,020)           (29,608)           (12,113)
                                                               ----------------   ----------------   ----------------
         Net cash provided by (used in)
           Investing activities                             $         41,231   $       (243,327)  $       (127,662)
                                                               ================   ================   ================

                                                                                                       (Continued)

GWL&A FINANCIAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996
(Dollars in Thousands)
                                                                    1998               1997               1996
                                                               ----------------   ----------------   ----------------
FINANCING ACTIVITIES:
  Contract withdrawals, net of deposits                     $       (507,237)  $       (577,538)  $       (413,568)
  Due to Parent Corporation                                          (73,779)           (19,522)             1,457
  Dividends paid                                                     (80,036)           (71,394)           (56,670)
  Net commercial paper repayments                                    (14,327)           (30,624)              (172)
  Net repurchase agreements (repayments)
    borrowings                                                       (81,280)            38,802            (88,563)
  Capital contributions                                                8,808             11,000              7,000
  Purchase of preferred shares                                      (121,800)
  Acquisition of subsidiary                                          (82,669)
                                                               ----------------   ----------------   ----------------
         Net cash used in financing activities                      (952,320)          (649,276)          (550,516)
                                                               ----------------   ----------------   ----------------

NET INCREASE IN CASH                                                  49,841              1,096             34,243

CASH, BEGINNING OF YEAR                                              126,528            125,432             91,189
                                                               ----------------   ----------------   ----------------

CASH, END OF YEAR                                           $        176,369   $        126,528   $        125,432
                                                               ================   ================   ================

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION
  Cash paid during the year for:
    Income taxes                                            $        111,493   $         86,829   $        103,700
    Interest                                                          13,849             15,124             15,414


See notes to consolidated financial statements.                    (Concluded)

GWL&A FINANCIAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996 (Amounts in Thousands, except Share Amounts)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Organization - GWL&A Financial Inc. (GWL&A Financial or the Company) is an indirect wholly-owned subsidiary of The Great-West Life Assurance Company (the Parent Corporation). GWL&A Financial was incorporated in the state of Delaware on September 16, 1998 to act as a holding company for Great-West Life & Annuity Insurance Company (GWL&A) and its subsidiaries, and was capitalized through a $250 cash investment in exchange for shares of common stock. GWL&A, a Colorado life insurance company, offers a wide range of life insurance, health insurance, and retirement and investment products to individuals, businesses and other private and public organizations throughout the United States. In December 1998, all of the outstanding common stock of GWL&A, which was owned by the Parent Corporation, was contributed to GWL&A Financial. The contribution has been accounted for as a pooling of interests as it represents a combination of entities under common control, and accordingly, the financial statements have been restated for all periods to include the combined financial results of GWL&A Financial and GWL&A.

     Basis of Presentation - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

     Certain reclassifications, primarily related to the presentation of related party transactions and the classification of the release of a contingent liability (see Note 10) have been made to the 1997 and 1996 financial statements.

     Investments - Investments are reported as follows:

     1. Management determines the classification of fixed maturities at the time of purchase. Fixed maturities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost unless fair value is less than cost and the decline is deemed to be other than temporary, in which case they are written down to fair value and a new cost basis is established.

          Fixed maturities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the net unrealized gains and losses reported as accumulated other comprehensive income in stockholder's equity. The net unrealized gains and losses on derivative financial instruments used to hedge available-for-sale securities are also included in other comprehensive income.

          The amortized cost of fixed maturities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts using the effective interest method over the estimated life of the related bonds. Such amortization is included in net investment income. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net realized gains (losses) on investments.

     2. Mortgage loans on real estate are carried at their unpaid balances adjusted for any unamortized premiums or discounts and any valuation reserves. Interest income is accrued on the unpaid principal balance. Discounts and premiums are amortized to net investment income using the effective interest method. Accrual of interest is discontinued on any impaired loans where collection of interest is doubtful.

          The Company maintains an allowance for credit losses at a level that, in management's opinion, is sufficient to absorb possible credit losses on its impaired loans and to provide adequate provision for any possible losses inherent in the loan portfolio. Management's judgement is based on past loss experience, current and projected economic conditions, and extensive situational analysis of each individual loan. The measurement of impaired loans is based on the fair value of the collateral.

     3. Real estate is carried at cost. The carrying value of real estate is subject to periodic evaluation of recoverability.

     4.   Investments in common stock are carried at fair value.

     5.   Policy loans are carried at their unpaid balances.

     6. Short-term investments include securities purchased with initial maturities of one year or less and are carried at amortized cost. The Company considers short-term investments to be available-for-sale and amortized cost approximates fair value.

     7. Gains and losses realized on disposal of investments are determined on a specific identification basis.

     Cash - Cash includes only amounts in demand deposit accounts.

     Deferred Policy Acquisition Costs - Policy acquisition costs, which primarily consist of sales commissions related to the production of new and renewal business, have been deferred to the extent recoverable. Other costs capitalized include expenses associated with the Company's group sales representatives. These costs are variable in nature and are dependent upon sales volume. Deferred costs associated with the annuity products are being amortized over the life of the contracts in proportion to the emergence of gross profits. Retrospective adjustments of these amounts are made when the Company revises its estimates of current or future gross profits. Deferred costs associated with traditional life insurance are amortized over the premium paying period of the related policies in proportion to premium revenues recognized. Amortization of deferred policy acquisition costs totaled $51,724, $44,298, and $47,089 in 1998, 1997, and 1996,
     respectively.

     Separate Accounts - Separate account assets and related liabilities are carried at fair value. The Company's separate accounts invest in shares of Maxim Series Fund, Inc. and Orchard Series Fund, Inc., both diversified, open-end management investment companies which are affiliates of the Company, shares of other external mutual funds, or government or corporate bonds. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and, therefore, are not included in the Company's statements of income. Revenues to the Company from the separate accounts consist of contract maintenance fees, administrative fees, and mortality and expense risk charges.

     Life Insurance and Annuity Reserves - Life insurance and annuity policy reserves with life contingencies of $6,866,478 and $5,741,596 at December 31, 1998 and 1997, respectively, are computed on the basis of estimated mortality, investment yield, withdrawals, future maintenance and settlement expenses, and retrospective experience rating premium refunds. Annuity contract reserves without life contingencies of $4,908,964 and $5,346,516 at December 31, 1998 and 1997, respectively, are established at the contractholder's account value.

     Reinsurance - Policy reserves ceded to other insurance companies are carried as a reinsurance receivable on the balance sheet (see Note 3). The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

     Policy and Contract Claims - Policy and contract claims include provisions for reported life and health claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred and unreported based primarily on prior experience of the Company.

     Participating Fund Account - Participating life and annuity policy reserves are $4,108,314 and $3,901,297 at December 31, 1998 and 1997, respectively.
     Participating business approximates 32.7% and 50.5% of the Company's ordinary life insurance in force and 71.9% and 91.1% of ordinary life insurance premium income at December 31, 1998 and 1997, respectively.

     The amount of dividends to be paid from undistributed earnings on participating business is determined annually by the Board of Directors. Amounts allocable to participating policyholders are consistent with established Company practice.

     The Company has established a Participating Policyholder Experience Account
     (PPEA) for the benefit of all participating policyholders which is included in the accompanying consolidated balance sheet. Earnings associated with the operation of the PPEA are credited to the benefit of all participating policyholders. In the event that the assets of the PPEA are insufficient to provide contractually guaranteed benefits, the Company must provide such benefits from its general assets.

     The Company has also established a Participation Fund Account (PFA) for the benefit of the participating policyholders previously transferred to the Company from the Parent under an assumption reinsurance transaction. The PFA is part of the PPEA. Earnings derived from the operation of the PFA net of a management fee paid to the Company accrue solely for the benefit of the acquired participating policyholders.

     Recognition of Premium and Fee Income and Benefits and Expenses - Life insurance premiums are recognized when due. Annuity premiums with life contingencies are recognized as received. Accident and health premiums are earned on a monthly pro rata basis. Revenues for annuity and other contracts without significant life contingencies consist of contract charges for the cost of insurance, contract administration, and surrender fees that have been assessed against the contract account balance during the period. Fee income is derived primarily from contracts for claim processing or other administrative services and from assets under management. Fees from contracts for claim processing or other administrative services are recorded as the services are provided. Fees from assets under management, which consist of contract maintenance fees, administration fees and mortality and expense risk changes, are recognized when due. Benefits and expenses on policies with life contingencies impact premium income by means of the provision for future policy benefit reserves, resulting in recognition of profits over the life of the contracts. The average crediting rate on annuity products was approximately 6.3%, 6.6%, and 6.8% in 1998, 1997, and 1996.

     Income Taxes - Income taxes are recorded using the asset and liability approach, which requires, among other provisions, the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events (other than the enactments or changes in the tax laws or rules) are considered. Although realization is not assured, management believes it is more likely than not that the deferred tax asset, net of a valuation allowance, will be realized.

     Repurchase Agreements and Securities Lending - The Company enters into repurchase agreements with third-party broker/dealers in which the Company sells securities and agrees to repurchase substantially similar securities at a specified date and price. Such agreements are accounted for as collateralized borrowings. Interest expense on repurchase agreements is recorded at the coupon interest rate on the underlying securities. The repurchase fee received or paid is amortized over the term of the related agreement and recognized as an adjustment to investment income.

     The Company requires collateral in an amount greater than or equal to 102% of the borrowing for all securities lending transactions.

     The Company implemented Statement of Financial Accounting Standards (SFAS) No. 125 "Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities" in 1998 as it relates to repurchase agreements and securities lending arrangements. The implementation of this statement had no material effect on the Company's financial statements.

     Derivatives - The Company makes limited use of derivative financial instruments to manage interest rate, market, and foreign exchange risk. Such hedging activity consists of interest rate swap agreements, interest rate floors and caps, foreign currency exchange contracts and equity swaps. The differential paid or received under the terms of these contracts is recognized as an adjustment to net investment income on the accrual method. Gains and losses on foreign exchange contracts are deferred and recognized in net investment income when the hedged transactions are realized.

     Interest rate swap agreements are used to convert the interest rate on certain fixed maturities from a floating rate to a fixed rate. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amount. Interest rate floors and caps are interest rate protection instruments that require the payment by a counter-party to the Company of an interest rate differential. The differential represents the difference between current interest rates and an agreed-upon rate, the strike rate, applied to a notional principal amount. Foreign currency exchange contracts are used to hedge the foreign exchange rate risk associated with bonds denominated in other than U.S. dollars. Equity swap transactions generally involve the exchange of variable market performance of a basket of securities for a fixed interest rate.

     Although derivative financial instruments taken alone may expose the Company to varying degrees of market and credit risk when used solely for hedging purposes, these instruments typically reduce overall market and interest rate risk. The Company controls the credit risk of its financial contracts through credit approvals, limits, and monitoring procedures. As the Company generally enters into transactions only with high quality institutions, no losses associated with non-performance on derivative financial instruments have occurred or are expected to occur.

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133 "Accounting for Derivative Instruments and for Hedging Activities." This Statement provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. This Statement is effective for the Company beginning January 1, 2000, and earlier adoption is encouraged. The Company has not adopted this Statement as of December 31, 1998. Management has not determined the impact of the Statement on the Company's financial position or results of operations.

     Stock Options - In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which was effective for the Company beginning January 1, 1996. This Statement requires expanded disclosures of stock-based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company has continued to apply APB Opinion No. 25 to stock-based compensation awards to employees and has disclosed the required pro forma effect on net income (see Note 13).

2. ACQUISITION

     On July 8, 1998, the Company paid $82,669 in cash to acquire all of the outstanding shares of Anthem Health & Life Insurance Company (AH&L). The purchase price was based on AH&L's adjusted book value, and is subject to further minor adjustments. The results of AH&L's operations, which had an insignificant effect on net income, have been combined with those of the Company since the date of acquisition.

     The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair values. The fair value of tangible assets acquired and liabilities assumed was $379,934 and $317,440, respectively. The balance of the purchase price, $20,175, was recorded as excess cost over net assets acquired (goodwill) and is being amortized over 30 years on a straight-line basis. Management intends to finalize its allocation of the purchase price within a year of the transaction, which will likely result in a reallocation of the purchase price, which is not expected to be material.

3. RELATED-PARTY TRANSACTIONS

     On December 31, 1998, the Company and the Parent Corporation entered into an Indemnity Reinsurance Agreement pursuant to which the Company reinsured by coinsurance certain Parent Corporation individual non-participating life insurance policies. The Company recorded $859 in premium income and increase in reserves, associated with certain policies, as a result of this transaction. Of the $137,638 in reserves that was recorded as a result of this transaction, $136,779 was recorded under SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments" ("SFAS No. 97"), accounting principles. The Company recorded, at the Parent Corporation's carrying amount, which approximates estimated fair value, the following at December 31, 1998 as a result of this transaction:


                       Assets                                      Liabilities and Stockholder's Equity
      Cash                                       $      24,600     Policy reserves                  $     137,638
      Deferred income taxes                              3,816
      Policy loans                                      82,649
      Due from Parent Corporation                       19,753
      Other                                              6,820
                                                    ------------                                       --------------
                                                 $     137,638                                      $     137,638

     In connection with this transaction, the Parent Corporation made a capital contribution of $5,608 to the Company.

     On September 30, 1998, the Company and the Parent Corporation entered into an Indemnity Reinsurance Agreement pursuant to which the Company reinsured by coinsurance certain Parent Corporation individual non-participating life insurance policies. The Company recorded $45,332 in premium income and increase in reserves as a result of this transaction. Of the $428,152 in reserves that was recorded as a result of this transaction, $382,820 was recorded under SFAS No. 97 accounting principles. The Company recorded, at the Parent Corporation's carrying amount, which approximates estimated fair value, the following at September 30, 1998 as a result of this transaction:


                       Assets                                      Liabilities and Stockholder's Equity
      Bonds                                      $     147,475     Policy reserves                   $      428,152
      Mortgages                                         82,637     Due to Parent Corporation                 20,820
      Cash                                             134,900
      Deferred policy acquisition costs                  9,724
      Deferred income taxes                             15,762
      Policy loans                                      56,209
      Other                                              2,265
                                                    ------------                                         ------------
                                                 $     448,972                                       $      448,972

     In connection with this transaction, the Parent Corporation made a capital contribution of $3,200 to the Company.

     On September 30, 1998, the Company purchased furniture, fixtures and equipment from the Parent Corporation for $25,184. In February 1997, the Company purchased the corporate headquarters properties from the Parent Corporation for $63,700.

     On June 30, 1997, the Company recaptured all remaining pieces of an individual participating insurance block of business previously reinsured to the Parent Corporation on December 31, 1992. The Company recorded $155,798 in premium income and increase in reserves as a result of this transaction. The Company recorded, at the Parent Corporation's carrying amount, which approximates estimated fair value, the following at June 30, 1997 as a result of this transaction:


                    Assets                                       Liabilities and Stockholder's Equity
      Cash                                $         160,000      Policy reserves                   $         155,798
      Bonds                                          17,975      Due to Parent Corporation                    20,373
      Other                                              60      Deferred income taxes                         2,719
                                                                 Undistributed earnings on
                                                                   participating business                       (855)
                                              ---------------                                          --------------
                                          $         178,035                                        $         178,035

     In connection with this transaction, the Parent Corporation made a capital contribution of $11,000 to the Company.

     On October 31, 1996, the Company recaptured certain pieces of an individual participating insurance block of business previously reinsured to the Parent Corporation on December 31, 1992. The Company recorded $164,839 in premium income and increase in reserves as a result of this transaction. The Company recorded, at the Parent Corporation's carrying amount, which approximates estimated fair value, the following at October 31, 1996 as a result of this transaction:


                    Assets                                       Liabilities and Stockholder's Equity
      Cash                                $         162,000      Policy reserves                 $          164,839
      Mortgages                                      19,753      Due to Parent Corporation                   16,180
      Other                                             118      Deferred income taxes                        1,283
                                                                 Undistributed earnings on
                                                                   participating business                      (431)
                                              ---------------                                         ---------------
                                          $         181,871                                      $          181,871

     In connection with this transaction, the Parent Corporation made a capital contribution of $7,000 to the Company.

     Effective January 1, 1997, all employees of the U.S. operations of the Parent Corporation and the related benefit plans were transferred to the Company. All related employee benefit plan assets and liabilities were also transferred to the Company (see Note 9). The transfer did not have a material effect on the Company's operating expenses as the actual costs associated with the employees and the benefit plans were charged previously to the Company under administrative service agreements between the Company and the Parent Corporation.

     Prior to January 1997, the Parent Corporation administered, distributed, and underwrote business for the Company and administered the Company's investment portfolio under various administrative agreements.

     Since January 1, 1997, the Company has performed these services for the U.S. operations of the Parent Corporation. The following represents revenue from or payments made to the Parent Corporation for services provided pursuant to these service agreements. The amounts recorded are based upon management's best estimate of actual costs incurred and resources expended based upon number of policies and/or certificates in force.

                                                                               Years Ended December 31,
                                                                  ---------------------------------------------------
                                                                       1998               1997              1996
                                                                  ---------------     --------------     ------------
      Investment management revenue (expense)                  $          475     $           801    $        (14,800)
      Administrative and underwriting revenue
         (payments)                                                     4,542               6,292            (304,599)

     At December 31, 1998 and 1997, due to Parent Corporation includes $17,930 and $8,957 due on demand and $34,947 and $117,699 of notes payable which bear interest and mature at various dates through June 15, 2008. These notes may be prepaid in whole or in part at any time without penalty; the issuer may not demand payment before the maturity date. The amounts due on demand to the Parent Corporation bear interest at the public bond rate (6.1% and 7.1% at December 31, 1998 and 1997, respectively) while the remainder bear interest at various rates ranging from 5.4% to 6.6%. Interest expense attributable to these payables was $9,891, $9,758, and $11,282 for the years ended December 31, 1998, 1997 and 1996, respectively.


4. REINSURANCE

     In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage and co-insurance contracts. The Company retains a maximum of $1.5 million of coverage per individual life.

     Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. At December 31, 1998 and 1997, the reinsurance receivable had a carrying value of $192,958 and $84,364, respectively.

The following schedule details life insurance in force and life and accident/health premiums:

                                                       Ceded            Assumed                          Percentage
                                                   Primarily to        Primarily                         of Amount
                                    Gross           the Parent        from Other           Net            Assumed
                                    Amount          Corporation        Companies          Amount           to Net
                                ---------------   ----------------  ----------------  ---------------   -------------
      December 31, 1998:
        Life insurance in force:
          Individual         $     34,017,379  $      4,785,079   $     8,948,442   $    38,180,742        23.44%
          Group                    81,907,539                           2,213,372        84,120,911         2.63%
                                ---------------   ----------------  ----------------  ----------------
               Total         $    115,924,918  $      4,785,079   $    11,161,814   $   122,301,653
                                ===============   ================  ================  ================

        Premium Income:
          Life insurance     $        352,710  $         24,720   $        65,452   $       393,442        16.6%
          Accident/health             571,992            61,689            74,284           584,587        12.7%
                                ---------------   ----------------  ----------------  ----------------
               Total         $        924,702  $         86,409   $       139,736   $       978,029
                                ===============   ================  ================  ================


      December 31, 1997:
        Life insurance in force:
          Individual         $     24,598,679  $      4,040,398   $     3,667,235   $    24,225,516        15.1%
          Group                    51,179,343                           2,031,477        53,210,820         3.8%
                                ---------------   ----------------  ----------------  ----------------
               Total         $     75,778,022  $      4,040,398   $     5,698,712   $    77,436,336
                                ===============   ================  ================  ================

        Premium Income:
          Life insurance     $        320,456  $       (127,388)  $        19,923   $       467,767         4.1%
          Accident/health             341,837            32,645            34,994           344,186        10.0%
                                ---------------   ----------------  ----------------  ----------------
               Total         $        662,293  $        (94,743)  $        54,917   $       811,953
                                ===============   ================  ================  ================


      December 31, 1996:
        Life insurance in force:
          Individual         $     23,409,823  $      5,246,079   $     3,482,118   $    21,645,862        16.1%
          Group                    47,682,237                           1,817,511        49,499,748         3.7%
                                ---------------   ----------------  ----------------  ----------------
               Total         $     71,092,060  $      5,246,079   $     5,299,629   $    71,145,610
                                ===============   ================  ================  ================

        Premium Income:
          Life insurance     $        307,516  $       (111,743)  $        19,633   $       438,892         4.2%
          Accident/health             339,284             7,493            34,242           366,033         9.4%
                                ---------------   ----------------  ----------------  ----------------
               Total         $        646,800  $       (104,250)  $        53,875   $       804,925
                                ===============   ================  ================  ================


5. NET INVESTMENT INCOME AND NET REALIZED GAINS (LOSSES) ON INVESTMENTS

     Net investment income is summarized as follows:

                                                                                Years Ended December 31,
                                                                   ----------------------------------------------------
                                                                        1998              1997               1996
                                                                   ---------------    --------------     --------------
      Investment income:
        Fixed maturities and short-term investments             $       638,079    $       633,975   $         601,913
        Mortgage loans on real estate                                   110,170            118,274             140,823
        Real estate                                                      20,019             20,990               5,292
        Policy loans                                                    180,933            194,826             175,746
        Other                                                               285                 18               1,316
                                                                   ---------------    --------------     --------------
                                                                        949,486            968,083             925,090
      Investment expenses, including interest on
        amounts charged by the Parent Corporation
        of $9,891, $9,758, and $11,282                                   52,126             86,410              90,453
                                                                   ---------------    --------------     --------------
      Net investment income                                     $       897,360    $       881,673   $         834,637
                                                                   ===============    ==============     ==============

         Net realized gains (losses) on investments are as follows:

                                                                                Years Ended December 31,
                                                                  -----------------------------------------------------
                                                                       1998               1997               1996
                                                                  ---------------     --------------     --------------
      Realized gains (losses):
        Fixed maturities                                       $        38,391    $         15,966   $         (11,624)
        Mortgage loans on real estate                                      424               1,081               1,143
        Real estate                                                                            363
        Provisions                                                        (642)             (7,610)            (10,597)
                                                                   ---------------    --------------     --------------
      Net realized gains (losses) on investment                $        38,173    $          9,800   $         (21,078)
                                                                  ===============     ==============     ==============

6. SUMMARY OF INVESTMENTS

     Fixed maturities owned at December 31, 1998 are summarized as follows:


                                                               Gross             Gross         Estimated
                                            Amortized        Unrealized       Unrealized          Fair           Carrying
                                              Cost             Gains            Losses           Value            Value
                                           ------------     -------------     ------------     -----------     -------------
      Held-to-Maturity:
          U.S. Treasury Securities
            and obligations of U.S.
            Government Agencies         $       34,374  $        1,822    $                $       36,196  $         34,374
          Collateralized mortgage
             obligations                        10,135                               194            9,941            10,135
          Public utilities                     213,256          12,999               460          225,795           213,256
          Corporate bonds                    1,809,957          78,854             3,983        1,884,828         1,809,957
          Foreign governments                   10,133             782                             10,915            10,133
          State and municipalities             121,963           9,298                            131,261           121,963
                                           ------------     -------------     ------------     -----------     -------------
                                        $    2,199,818  $      103,755    $        4,637   $    2,298,936  $     2,199,818
                                           ============     =============     ============     ===========     =============
      Available-for-Sale:
        U.S. Treasury Securities
          and obligations of U.S.
          Government Agencies:
            Collateralized mortgage
               obligations              $      863,479  $       39,855    $        1,704   $      901,630  $        901,630
            Direct mortgage pass-
               through certificates            467,100           4,344               692          470,752           470,752
            Other                              191,138           1,765               788          192,115           192,115
        Collateralized mortgage
          obligations                          926,797          16,260             1,949          941,108           941,108
        Public utilities                       464,096          14,929                36          478,989           478,989
        Corporate bonds                      3,557,209         123,318            17,420        3,663,107         3,663,107
        Foreign governments                     56,505           2,732                             59,237            59,237
        State and municipalities               226,208           4,588             1,008          229,788           229,788
                                           ------------     -------------     ------------     -----------     -------------
                                        $    6,752,532  $      207,791    $       23,597   $    6,936,726  $    6,936,726
                                           ============     =============     ============     ===========     =============

Fixed maturities owned at December 31, 1997 are summarized as follows:

                                                               Gross           Gross           Estimated
                                             Amortized      Unrealized      Unrealized           Fair            Carrying
                                               Cost            Gains          Losses             Value             Value
                                            ------------    ------------    ------------     --------------     ------------
      Held-to-Maturity:
          U.S. Treasury Securities
            and obligations of U.S.
            Government Agencies          $       25,883  $       1,186   $          25   $       27,044     $       25,883
          Collateralized mortgage
             obligations                          5,006            174                            5,180              5,006
          Public utilities                      245,394         11,214               3          256,605            245,394
          Corporate bonds                     1,668,710         57,036           3,069       1,722,677           1,668,710
          Foreign governments                    10,268            659                           10,927             10,268
          State and municipalities              127,455          1,588                          129,043            127,455
                                            ------------    ------------    ------------     --------------     ------------
                                         $    2,082,716  $      71,857   $       3,097   $    2,151,476     $    2,082,716
                                            ============    ============    ============     ==============     ============

                                                                Gross           Gross         Estimated
                                             Amortized       Unrealized      Unrealized          Fair            Carrying
                                               Cost             Gains          Losses           Value             Value
                                            ------------     ------------    ------------    -------------     -------------
      Available-for-Sale:
        U.S. Treasury Securities
          and obligations of U.S.
          Government Agencies:
            Collateralized mortgage
               obligations               $      652,975  $       17,339   $         310   $     670,004    $      670,004
            Direct mortgage pass-
               through certificates             917,216           7,911           2,668         922,459           922,459
            Other                               297,337           1,794             244         298,887           298,887
        Collateralized mortgage
           obligations                          682,158          19,494           1,453         700,199           700,199
        Public utilities                        549,435           8,716           1,320         556,831           556,831
        Corporate bonds                       3,265,039         107,740           4,350       3,368,429         3,368,429
        Foreign governments                     131,586           4,115              60         135,641           135,641
        State and municipalities                 45,676             503                          46,179            46,179
                                            ------------     ------------    ------------    -------------     -------------
                                         $    6,541,422  $      167,612   $      10,405   $   6,698,629    $    6,698,629
                                            ============     ============    ============    =============     =============

The collateralized mortgage obligations consist primarily of sequential and planned amortization classes with final stated maturities of two to thirty years and average lives of less than one to fifteen years. Prepayments on all mortgage-backed securities are monitored monthly and amortization of the premium and/or the accretion of the discount associated with the purchase of such securities is adjusted by such prepayments.

See Note 8 for additional information on policies regarding estimated fair value of fixed maturities.

The amortized cost and estimated fair value of fixed maturity investments at December 31, 1998, by projected maturity, are shown below. Actual maturities will likely differ from these projections because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   Held-to-Maturity                        Available-for-Sale
                                         -------------------------------------     -----------------------------------
                                            Amortized                                Amortized
                                              Cost              Fair Value              Cost            Fair Value
                                         ----------------     ----------------     ---------------    ----------------
      Due in one year or less         $         316,174   $          321,228   $          235,842  $         252,067
      Due after one year
        through five years                      925,016              961,592            1,279,123          1,309,202
      Due after five years
        through ten years                       675,444              722,685              769,278            803,498
      Due after ten years                       130,480              138,119              449,273            457,785
      Mortgage-backed
        securities                               10,135                9,941            2,257,376          2,313,490
      Asset-backed securities                   142,569              145,371            1,761,640          1,800,684
                                         ----------------     ----------------     ---------------    ----------------
                                      $       2,199,818   $        2,298,936   $        6,752,532  $       6,936,726
                                         ================     ================     ===============    ================

Proceeds from sales of securities available-for-sale were $6,169,678, $3,174,246, and $3,569,608 during 1998, 1997, and 1996, respectively. The realized gains on such sales totaled $41,136, $20,543, and $24,919 for 1998, 1997, and 1996, respectively. The realized losses totaled $8,643, $10,643, and $40,748 for 1998, 1997, and 1996, respectively. During the years 1998, 1997, and 1996 held-to-maturity securities with an amortized cost of $9,920, $0, and $0 were sold due to credit deterioration with insignificant gains and losses.

At December 31, 1998 and 1997, pursuant to fully collateralized securities lending arrangements, the Company had loaned $115,168 and $162,817 of fixed maturities, respectively.

The Company engages in hedging activities to manage interest rate and exchange risk. The following table summarizes the 1998 financial hedge instruments:

                                           Notional                 Strike/Swap
      December 31, 1998                     Amount                     Rate                         Maturity
      -----------------------------     ----------------   ------------------------------   -------------------------

      Interest Rate Floor           $          100,000             4.50% (LIBOR)                     11/99
      Interest Rate Caps                     1,070,000         6.75% - 11.82% (CMT)              12/99 - 10/03
      Interest Rate Swaps                      242,451             4.95% - 9.35%                 08/99 - 02/03
      Foreign Currency
        Exchange Contracts                      34,123                  N/A                      05/99 - 07/06
       Equity Swap                              95,652                 4.00%                         12/99



         The following table summarizes the 1997 financial hedge instruments:

                                           Notional                 Strike/Swap
      December 31, 1997                     Amount                     Rate                         Maturity
      -----------------------------     ---------------    ------------------------------   -------------------------

      Interest Rate Floor           $         100,000              4.5% (LIBOR)                       1999
      Interest Rate Caps                      565,000          6.75% - 11.82% (CMT)               1999 - 2002
      Interest Rate Swaps                     212,139              6.20% - 9.35%                 01/98 - 02/03
      Foreign Currency
        Exchange Contracts                     57,168                   N/A                      09/98 - 07/06
      Equity Swap                             100,000                  5.64%                         12/98

LIBOR - London Interbank Offered Rate
CMT - Constant Maturity Treasury Rate

The Company has established specific investment guidelines designed to emphasize a diversified and geographically dispersed portfolio of mortgages collateralized by commercial and industrial properties located in the United States. The Company's policy is to obtain collateral sufficient to provide loan-to-value ratios of not greater than 75% at the inception of the mortgages. At December 31, 1998, approximately 33% of the Company's mortgage loans were collateralized by real estate located in California.


The following represents impairments and other information with respect to impaired loans:

                                                                                      1998                1997
                                                                                -----------------   -----------------
      Loans with related allowance for credit losses of
        $2,492 and $2,493                                                    $          13,192    $         13,193
      Loans with no related allowance for credit losses                                 10,420              20,013
      Average balance of impaired loans during the year                                 31,193              37,890
      Interest income recognized (while impaired)                                        2,308               2,428
      Interest income received and recorded (while impaired)
        using the cash basis method of recognition                                       2,309               2,484

As part of an active loan management policy and in the interest of maximizing the future return of each individual loan, the Company may from time to time modify the original terms of certain loans. These restructured loans, all performing in accordance with their modified terms that are not impaired, aggregated $52,913 and $64,406 at December 31, 1998 and 1997, respectively.

The following table presents changes in allowance for credit losses:

                                                                        1998              1997               1996
                                                                   ---------------    --------------     -------------

      Balance, beginning of year                                $        67,242    $        65,242   $          63,994
      Provision for loan losses                                             642              4,521               4,470
      Chargeoffs                                                           (787)            (2,521)             (3,468)
      Recoveries                                                            145                                    246
                                                                   ---------------    --------------     -------------
      Balance, end of year                                      $        67,242    $        67,242   $          65,242
                                                                   ===============    ==============     =============


7. COMMERCIAL PAPER

     The Company has a commercial paper program that is partially supported by a $50,000 standby letter-of-credit. At December 31, 1998, commercial paper outstanding had maturities ranging from 69 to 118 days and interest rates ranging from 5.10% to 5.22%. At December 31, 1997, maturities ranged from 41 to 99 days and interest rates ranged from 5.6% to 5.8%.


8. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

                                                                             December 31,
                                                 ---------------------------------------------------------------------
                                                               1998                                1997
                                                 ---------------------------------    --------------------------------
                                                    Amount           Fair Value          Amount           Fair Value
                                                 --------------    ---------------    --------------     -------------
      ASSETS:
         Fixed maturities and
           short-term investments            $       9,556,713  $      9,655,831   $      9,180,476  $      9,249,235
         Mortgage loans on real
           estate                                    1,133,468         1,160,568          1,235,594         1,261,949
         Policy loans                                2,858,673         2,858,673          2,657,116         2,657,116
         Common stock                                   48,640            48,640             39,021            39,021

      LIABILITIES:
         Annuity contract reserves
           without life contingencies                4,908,964         4,928,800          5,346,516         5,373,818
         Policyholders' funds                          181,779           181,779            165,106           165,106
         Due to Parent Corporation                      52,877            52,877            126,656           124,776
         Repurchase agreements                         244,258           244,258            325,538           325,538
         Commercial paper                               39,731            39,731             54,058            54,058

      HEDGE CONTRACTS:
         Interest rate floor                                17                17                 25                25
         Interest rate caps                                971               971                130               130
         Interest rate swaps                             6,125             6,125              4,265             4,265
         Foreign currency exchange
           contracts                                       689               689              3,381             3,381
         Equity swap                                    (8,150)           (8,150)               856               856

     The estimated fair values of financial instruments have been determined using available information and appropriate valuation methodologies. However, considerable judgement is necessarily required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     The estimated fair value of fixed maturities that are publicly traded are obtained from an independent pricing service. To determine fair value for fixed maturities not actively traded, the Company utilized discounted cash flows calculated at current market rates on investments of similar quality and term.

     Mortgage loans fair value estimates generally are based on a discounted cash flow basis. A discount rate "matrix" is incorporated whereby the discount rate used in valuing a specific mortgage generally corresponds to that mortgage's remaining term. The rates selected for inclusion in the discount rate "matrix" reflect rates that the Company would quote if placing loans representative in size and quality to those currently in the portfolio.

     Policy loans accrue interest generally at variable rates with no fixed maturity dates and, therefore, estimated fair value approximates carrying value.

     The fair value of annuity contract reserves without life contingencies is estimated by discounting the cash flows to maturity of the contracts, utilizing current crediting rates for similar products.

     The estimated fair value of policyholders' funds is the same as the carrying amount as the Company can change the crediting rates with 30 days notice.

     The estimated fair value of due to Parent Corporation is based on discounted cash flows at current market spread rates on high quality investments.

     The carrying value of repurchase agreements and commercial paper is a reasonable estimate of fair value due to the short-term nature of the liabilities.

     The estimated fair value of financial hedge instruments, all of which are held for other than trading purposes, is the estimated amount the Company would receive or pay to terminate the agreement at each year-end, taking into consideration current interest rates and other relevant factors. Included in the net gain position for interest rates swaps are $0 of unrealized losses in 1998 and 1997. Included in the net gain position for foreign currency exchange contracts are $932 and $0 of loss exposures in 1998 and 1997, respectively.


9. EMPLOYEE BENEFIT PLANS

     Effective January 1, 1997, all employees of the U.S. operations of the Parent Corporation and the related benefit plans were transferred to the Company. See Note 3 for further discussion.

     The Company's Parent had previously accounted for the pension plan under the Canadian Institute of Chartered Accountants (CICA) guidelines and had recorded a prepaid pension asset of $19,091. As U.S. generally accepted accounting principles do not materially differ from these CICA guidelines and the transfer was between related parties, the prepaid pension asset was transferred at carrying value. As a result, the Company recorded the following effective January 1, 1997:

      Prepaid pension cost                $         19,091      Undistributed earnings on        $           3,608
                                                                  Participating business
                                                                Stockholder's equity                        15,483
                                             ----------------                                        ----------------
                                          $         19,091                                       $          19,091

     The following table summarizes changes from 1997 to 1998, and from 1996 to 1997, in the benefit obligations and in plan assets for the Company's defined benefit pension plan and post-retirement medical plan. There is no additional minimum pension liability required to be recognized. There were no amendments to the plans due to the acquisition of AH&L.

                                                                                               Post-Retirement
                                                             Pension Benefits                    Medical Plan
                                                       -----------------------------     -----------------------------
                                                           1998            1997             1998             1997
                                                       -------------    ------------     ------------     ------------
      Change in benefit obligation
      Benefit obligation at beginning of year       $      115,057   $      96,417   $       19,454   $       16,160
      Service cost                                           6,834           5,491            1,365            1,158
      Interest cost                                          7,927           7,103            1,341            1,191
      Actuarial gain (loss)                                  5,117           9,470           (1,613)           1,500
      Benefits paid                                         (3,630)         (3,424)            (603)            (555)
                                                       -------------    ------------     ------------     ------------
      Benefit obligation at end of year                    131,305         115,057           19,944           19,454
                                                       -------------    ------------     ------------     ------------

      Change in plan assets
      Fair value of plan assets at
        beginning of year                                  162,879         138,221
      Actual return on plan assets                          23,887          28,082
      Benefits paid                                         (3,630)         (3,424)
                                                       -------------    ------------     ------------     ------------
      Fair value of plan assets at end of year             183,136         162,879
                                                       -------------    ------------     ------------     ------------

      Funded status                                         51,831          47,822          (19,944)         (19,454)
      Unrecognized net actuarial loss                      (11,405)         (6,326)            (113)           1,500
      Unrecognized net obligation or (asset)
        at transition                                      (19,684)        (21,198)          14,544           15,352
                                                       -------------    ------------     ------------     ------------
      Prepaid (accrued) benefit cost                $       20,742   $      20,298   $       (5,513)  $       (2,602)
                                                       =============    ============     ============     ============

      Weighted-average assumptions as of
      December 31
      Discount rate                                        6.50%            7.00%             6.50%            7.00%
      Expected return on plan assets                       8.50%            8.50%             8.50%            8.50%
      Rate of compensation increase                        4.00%            4.50%             4.00%            4.50%

      Components of net periodic
      benefit cost
      Service cost                                  $        6,834   $       5,491   $        1,365   $        1,158
      Interest cost                                          7,927           7,103            1,341            1,191
      Expected return on plan assets                       (13,691)        (12,286)
      Amortization of transition obligation                 (1,514)         (1,514)             808              808
                                                       -------------    ------------     ------------     ------------
      Net periodic (benefit) cost                   $         (444)  $      (1,206)  $        3,514   $        3,157
                                                       =============    ============     ============     ============

     The Company-sponsored post-retirement medical plan (medical plan) provides health benefits to employees. The medical plan is contributory and contains other cost sharing features, which may be adjusted annually for the expected general inflation rate. The Company's policy will be to fund the cost of the medical plan benefits in amounts determined at the discretion of management.

     Assumed health care cost trend rates have a significant effect on the amounts reported for the medical plan. For measurement purposes, a 6.5% annual rate of increase in the per capita cost of covered health care benefits was assumed. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                                           1-Percentage             1-Percentage
                                                                               Point                    Point
                                                                             Increase                 Decrease
                                                                        --------------------     --------------------
      Effect on total of service and interest cost
        on components                                                $               649     $              1,140
      Effect on post-retirement benefit obligation                                 4,129                    3,098

     The Company sponsors a defined contribution 401(k) retirement plan which provides eligible participants with the opportunity to defer up to 15% of base compensation. The Company matches 50% of the first 5% of participant pre-tax contributions. Company contributions for the years ended December 31, 1998 and 1997 totaled $3,915 and $3,475, respectively.

     The Company has a deferred compensation plan providing key executives with the opportunity to participate in an unfunded, deferred compensation program. Under the program, participants may defer base compensation and bonuses, and earn interest on their deferred amounts. The program is not qualified under Section 401 of the Internal Revenue Code. The total of participant deferrals, which is reflected in other liabilities, was $16,102 and $13,952 at December 31, 1998 and 1997, respectively. The participant deferrals earn interest at a rate based on the average 10-year composite government securities rate plus 1.5%. The interest expense related to this plan was $1,185 and $1,019 in 1998 and 1997, respectively.

     The Company also provides a supplemental executive retirement plan (SERP) to certain key executives. This plan provides key executives with certain benefits upon retirement, disability, or death based upon total compensation. The Company has purchased individual life insurance policies with respect to each employee covered by this plan. The Company is the owner and beneficiary of the insurance contracts. The incremental expense for this plan for 1998 and 1997 was $2,840 and $2,531, respectively. The total liability of $9,349 and $6,509 as of December 31, 1998 and 1997 is included in other liabilities.

10. FEDERAL INCOME TAXES

     The following is a reconciliation between the federal income tax rate and the Company's effective rate after giving effect to the reclassifications discussed below:

                                                                       1998             1997            1996
                                                                    ------------    -------------    ------------
      Federal tax rate                                                    35.0   %       35.0     %        35.0   %
      Change in tax rate resulting from:
        Settlement of Parent tax exposures                                              (20.2)            (18.9)
        Provision for contingencies                                                       7.7               3.4
        Prior year tax adjustment                                         (1.5)           0.5              (1.4)
        Other, net                                                        (0.1)           0.9               0.3
                                                                    ------------    -------------    ------------
      Total                                                               33.4   %       23.9     %        18.4   %
                                                                    ============    =============    ============

     The Company's income tax provision was favorably impacted in 1997 and 1996 by releases of contingent liabilities relating to taxes of the Parent Corporation's U.S. branch associated with blocks of business that were transferred from the Parent Corporation's U.S. branch to the Company from 1989 to 1993; the Company had agreed to the transfer of these tax liabilities as part of the transfer of this business. The releases recorded in 1997 and 1996 reflected the resolution of certain tax issues with the Internal Revenue Service (IRS) relating to the 1990-1991 and 1988-1989 audit years, respectively. The releases totaled $42,150 for 1997 and $31,200 for 1996; however, $15,100 of the release in 1997 was attributable to participating policyholders and therefore had no effect on the net income of the Company since that amount was credited to the provision for policyholders' share of earnings (losses).

     The 1997 and 1996 releases were recorded in revenues in the Company's prior financial statements, but have been reclassified in the accompanying consolidated financial statements as a component of the current income tax provisions for those years.

     In addition to these releases of contingent tax liabilities, the Company's income tax provisions for 1997 and 1996 also reflect increases for other contingent items relating to open tax years where the Company determined it was probable that additional taxes could be owed based on changes in facts and circumstances. The increase in 1997 was $16,000, of which $10,100 was attributable to participating policyholders and therefore had no effect on the net income of the Company. The increase in 1996 was $5,600. These increases in contingent tax liabilities have been reflected as a component of the deferred income tax provisions for 1997 and 1996 as the Company does not expect near term resolution of these contingencies.

     Excluding the effect of the 1997 and 1996 tax items discussed above, the effective tax rates for 1997 and 1996 were 34.1% and 33.9%, respectively.

     Temporary differences which give rise to the deferred tax assets and liabilities as of December 31, 1998 and 1997 are as follows:

                                                                   1998                               1997
                                                     ---------------------------------    -----------------------------
                                                     Deferred Tax       Deferred Tax       Deferred         Deferred
                                                         Asset            Liability           Tax              Tax
                                                                                             Asset          Liability
                                                     --------------     --------------    ------------     ------------
      Policyholder reserves                      $         143,244                     $      159,767
      Deferred policy acquisition costs                             $          39,933                  $        47,463
      Deferred acquisition cost proxy
        Tax                                                100,387                             79,954
      Investment assets                                                        19,870                            5,574
      Net operating loss carryforwards                       2,867                              9,427
      Other                                                  6,566                              1,279
                                                     --------------     --------------    ------------     ------------
               Subtotal                                    253,064             59,803         250,427           53,037
      Valuation allowance                                   (1,778)                            (3,570)
                                                     --------------     --------------    ------------     ------------
               Total Deferred Taxes              $         251,286  $          59,803  $      246,857  $        53,037
                                                     ==============     ==============    ============     ============

     Amounts included in investment assets above include $34,556 and $30,085 related to the unrealized gains on the Company's fixed maturities available-for-sale at December 31, 1998 and 1997, respectively.

     The Company files a separate tax return and, therefore, losses incurred by subsidiaries cannot be offset against operating income of the Company. At December 31, 1998, the Company's subsidiaries had approximately $8,193 of net operating loss carryforwards, expiring through the year 2011. The tax benefit of subsidiaries' net operating loss carryforwards, net of a valuation allowance of $0 and $1,809 are included in the deferred tax assets at December 31, 1998 and 1997, respectively.

     The Company's valuation allowance was increased (decreased) in 1998, 1997, and 1996 by $(1,792), $34, and $1,463, respectively, as a result of the re-evaluation by management of future estimated taxable income in its subsidiaries.

     Under pre-1984 life insurance company income tax laws, a portion of life insurance company gain from operations was not subject to current income taxation but was accumulated, for tax purposes, in a memorandum account designated as "policyholders' surplus account." The aggregate accumulation in the account is $7,742 and the Company does not anticipate any transactions, which would cause any part of the amount to become taxable. Accordingly, no provision has been made for possible future federal income taxes on this accumulation.

11. COMPREHENSIVE INCOME

     Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130 "Reporting Comprehensive Income". This Statement establishes new rules for reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or stockholders' equity. This Statement requires unrealized gains or losses on the Company's available-for-sale securities and related offsets for reserves and deferred policy acquisition costs, which prior to adoption were reported separately in stockholder's equity, to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of Statement No. 130.

     Other comprehensive income at December 31, 1998 is summarized as follows:

                                                               Before-Tax          Tax (Expense)         Net-of-Tax
                                                                 Amount             or Benefit             Amount
                                                             ----------------     ---------------- --- ----------------
      Unrealized gains on available-for-sale securities:
         Unrealized holding gains arising during
            the period                                   $          39,430    $         (13,800)   $           25,630
         Less:  reclassification adjustment for
            (gains) losses realized in net income                  (14,350)               5,022                (9,328)
                                                             ----------------     ----------------     ----------------
         Net unrealized gains                                       25,080               (8,778)               16,302
      Reserve and  DAC adjustment                                  (11,614)               4,065                (7,549)
                                                             ----------------     ----------------     ----------------
      Other comprehensive income                         $          13,466    $          (4,713)   $            8,753
                                                             ================     ================     ================

     Other comprehensive income at December 31, 1997 is summarized as follows:

                                                               Before-Tax          Tax (Expense)         Net-of-Tax
                                                                 Amount             or Benefit             Amount
                                                             ----------------     ----------------     ----------------
      Unrealized gains on available-for-sale securities:
         Unrealized holding gains arising during
            the period                                   $          80,821    $         (28,313)   $           52,508
         Less:  reclassification adjustment for
            (gains) losses realized in net income                    2,012                 (704)                1,308
                                                             ----------------     ----------------     ----------------
         Net unrealized gains                                       82,833              (29,017)               53,816
      Reserve and  DAC adjustment                                  (24,554)               8,594               (15,960)
                                                             ----------------     ----------------     ----------------
      Other comprehensive income                         $          58,279    $         (20,423)   $           37,856
                                                             ================     ================     ================

         Other comprehensive loss at December 31, 1996 is summarized as follows:

                                                              Before-Tax         Tax (Expense)         Net-of-Tax
                                                                Amount            or Benefit             Amount
                                                            ----------------    ----------------    -----------------
      Unrealized gains on available-for-sale securities:
         Unrealized holding gains (losses) arising
            during the period                            $       (125,559)   $         43,971    $         (81,588)
         Less:  reclassification adjustment for
            (gains) losses realized in net income                  19,381              (6,783)              12,598
                                                            ----------------    ----------------    -----------------
         Net unrealized gains (losses)                           (106,178)             37,188              (68,990)
      Reserve and  DAC adjustment                                  38,736             (13,558)              25,178
                                                            ----------------    ----------------    -----------------
      Other comprehensive loss                           $        (67,442)   $         23,630    $         (43,812)


12. STOCKHOLDER'S EQUITY, DIVIDEND RESTRICTIONS, AND OTHER MATTERS

     Effective September 30, 1998, the Company purchased all of its outstanding series of preferred stock owned by the Parent Corporation for $121,800.

     Dividends of $6,692, $8,854, and $8,587 were paid on preferred stock in 1998, 1997, and 1996, respectively. In addition, dividends of $73,344, $62,540, and $48,083 were paid on common stock in 1998, 1997, and 1996, respectively. Dividends are paid as determined by the Board of Directors.

     The Company is involved in various legal proceedings, which arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the resolution of these proceedings should not have a material adverse effect on its financial position or results of operations.

     As an insurance company domiciled in the State of Colorado, the maximum amount of dividends which can be paid to stockholders are subject to restrictions relating to statutory surplus and statutory net gain from operations. Statutory surplus and net gain from operations for GWL&A at December 31, 1998 were $727,124 and $225,586 (unaudited), respectively. GWL&A should be able to pay up to $225,586 (unaudited) of dividends in 1999.

13. STOCK OPTIONS

     The Company is an indirect subsidiary of Great-West Lifeco Inc. (Lifeco). Lifeco has a stock option plan (the Lifeco plan) that provides for the granting of options for common shares of Lifeco to certain officers and employees of Lifeco and its subsidiaries, including the Company. Options may be awarded at no less than the market price on the date of the grant. Termination of employment prior to vesting results in forfeiture of the options, unless otherwise determined by a committee that administers the Lifeco plan. As of December 31, 1998, 1997 and 1996, stock available for award under the Lifeco plan aggregated 1,424,400, 3,440,000 and 6,244,000 shares.

     The plan provides for the granting of options with varying terms and vesting requirements. The basic options under the plan become exercisable twenty percent per year commencing on the first anniversary of the grant and expire ten years from the date of grant. Options granted in 1997 and 1998 totaling 1,832,000 and 278,000, respectively, become exercisable if certain long-term cumulative financial targets are attained. If exercisable, the exercise period runs from April 1, 2002 to June 26, 2007. Additional options granted in 1998 totaling 380,000 become exercisable if certain sales or financial targets are attained. During 1998, 30,000 of these options vested and accordingly, the Company recognized compensation expense of $116. If exercisable, the exercise period runs from the date that the particular options become exercisable until January 27, 2008.

     The following table summarizes the status of, and changes in, Lifeco options outstanding and the weighted-average exercise price (WAEP) for the years ended December 31. As the options granted relate to Canadian stock, the values, which are presented in U.S. dollars, will fluctuate as a result of exchange rate fluctuations:

                                             1998                         1997                           1996
                                   --------------------------   --------------------------    ---------------------------
                                     Options          WAEP        Options         WAEP          Options           WAEP
                                   -------------    ---------   -------------   ----------    -------------     ---------
      Outstanding, Jan. 1,            5,736,000  $     7.71       4,104,000   $    6.22                 0   $      .00
        Granted                         988,000       13.90       1,932,000       10.82         4,104,000         6.62
        Exercised                        99,176        6.33          16,000        5.95                 0          .00
        Expired or canceled              80,000       13.05         284,000        6.12                 0          .00
                                   -------------    ---------   -------------   ----------    -------------    ----------
      Outstanding, Dec 31,            6,544,824        8.07       5,736,000        7.71         4,104,000         6.22
                                   =============    =========   =============   ==========    =============    ==========

      Options exercisable
        at year-end                   1,652,424  $     5.72         760,800   $    5.96                 0   $      .00
                                   =============    =========   =============   ==========    =============    ==========

      Weighted average fair
      value of options
      granted during year       $     1.18                    $    2.65                    $     4.46
                                   =============                =============                 =============

     The following table summarizes the range of exercise prices for outstanding Lifeco common stock options at December 31, 1998:


                                                   Outstanding                                 Exercisable
                                 -------------------------------------------------   ---------------------------------
                                                                       Average                              Average
             Exercise                                  Average         Exercise                            Exercise
            Price Range              Options            Life            Price            Options             Price
      ------------------------   ----------------    ------------    -------------   ----------------     ------------
      $  5.54 - $  7.36              3,804,824           7.62     $       5.61           1,622,424    $       5.58
      $10.61 - $13.23                2,740,000           8.70     $      11.48              30,000    $      13.23

     Of the exercisable Lifeco options, 1,622,424 relate to basic option grants and 30,000 relate to variable grants.

     Power Financial Corporation (PFC), which is the parent corporation of Lifeco, has a stock option plan (the PFC plan) that provides for the granting of options for common shares of PFC to key employees of PFC and its affiliates. Prior to the creation of the Lifeco plan in April 1996, certain officers of the Company participated in the PFC plan. Under the PFC plan, options may be awarded at no less than the market price on the date of the grant. Termination of employment prior to vesting results in forfeiture of the options, unless otherwise determined by a committee that administers the PFC plan. As of December 31, 1998, 1997 and 1996, stock available for award under the PFC plan aggregated 4,400,800, 4,400,800 and 5,440,800 shares.

     Options granted to officers of the Company under the PFC plan become exercisable twenty percent per year commencing on the date of the grant and expire ten years from the date of grant.

     The following table summarizes the status of, and changes in, PFC options outstanding and the weighted-average exercise price (WAEP) for the years ended December 31. As the options granted relate to Canadian stock, the values, which are presented in U.S. dollars, will fluctuate as a result of exchange rate fluctuations:

                                             1998                          1997                          1996
                                  ---------------------------   ----------------------------   --------------------------
                                    Options          WAEP         Options           WAEP         Options          WAEP
                                  -------------    ----------   ------------     -----------   -------------    ---------
      Outstanding, Jan. 1,           1,076,000  $     3.05        1,329,200  $      3.14         1,436,000   $     3.17
        Exercised                      720,946        3.60          253,200         2.68           106,800         2.95
                                  -------------    ----------   ------------     -----------   -------------    ---------
      Outstanding, Dec. 31,            355,054        2.89        1,076,000         3.05         1,329,200         3.14
                                  =============    ==========   ============     ===========   =============    =========

      Options exercisable
        at year-end                    355,054  $     2.89        1,076,000  $      3.05         1,301,200   $     3.15
                                  =============    ==========   ============     ===========   =============    =========


     As of December 31, 1998, the PFC options outstanding have exercise prices between $2.25 and $3.44 and a weighted-average remaining contractual life of 2.99 years.

     The Company accounts for stock-based compensation using the intrinsic value method prescribed by APB No. 25, "Accounting for Stock Issued to Employees," under which compensation expenses for stock options are generally not recognized for stock option awards granted at or above fair market value. Had compensation expense for the Company's stock option plan been determined based upon fair values at the grant dates for awards under the plan in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income, would have been reduced by $727, $608, and $257, in 1998, 1997, and 1996, respectively. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumption used for those options granted in 1998, 1997, and 1996, respectively: dividend yield of 3.00%, expected volatility of 34.05%, 24.04%, and 15.61%, risk-free interest rates of 4.79%, 4.72%, and 4.67%, and expected lives of 7.5 years.


14. SEGMENT INFORMATION

     The Company has two reportable segments: Employee Benefits and Financial Services. The Employee Benefits segment markets group life and health and 401(k) products to small and mid-sized corporate employers. The Financial Services segment markets and administers savings products to public and not-for-profit employers and individuals and offers life insurance products to individuals and businesses.

     The accounting policies of the segments are the same as those described in
     Note 1. The Company evaluates performance based on profit or loss from operations after income taxes.

     The Company's reportable segments are strategic business units that offer different products and services. They are managed separately as each segment has unique distribution channels.

     The Company's operations are not materially dependent on one or a few customers, brokers or agents.

     Summarized segment financial information for the year ended and as of December 31 was as follows:


         Year ended December 31, 1998

         Operations:

                                                               Employee            Financial             Total
                                                               Benefits            Services               U.S.
                                                            ----------------    ----------------    -----------------
      Revenue:
         Premium income                                  $        746,898    $        247,965    $         994,863
         Fee income                                               444,649              71,403              516,052
         Net investment income                                     95,118             802,242              897,360
         Realized investment gains (losses)                         8,145              30,028               38,173
                                                            ----------------    ----------------    -----------------
      Total revenue                                             1,294,810           1,151,638            2,446,448
      Benefits and Expenses:
         Benefits                                                 590,058             872,411            1,462,469
         Operating expenses                                       546,959             141,269              688,228
                                                            ----------------    ----------------    -----------------
      Total benefits and expenses                               1,137,017           1,013,680            2,150,697

      Net operating income before income taxes                    157,793             137,958              295,751
      Income taxes                                                 50,678              48,158               98,836
                                                            ----------------    ----------------    -----------------
      Net income                                         $        107,115    $         89,800    $         196,915

         Assets:

                                                               Employee            Financial             Total
                                                               Benefits            Services               U.S.
                                                            ----------------    ----------------    -----------------
      Investment assets                                  $      1,434,691    $     12,235,845    $      13,670,536
      Separate account assets                                   5,704,313           4,395,230           10,099,543
      Other assets                                                567,204             786,112            1,353,316
                                                            ----------------    ----------------    -----------------
      Total assets                                       $      7,706,208    $     17,417,187    $      25,123,395


         Year ended December 31, 1997

         Operations:

                                                               Employee            Financial             Total
                                                               Benefits            Services               U.S.
                                                            ----------------    ----------------    -----------------
      Revenue:
         Premium income                                  $        465,143    $        368,036    $         833,179
         Fee income                                               358,005              62,725              420,730
         Net investment income                                    100,067             781,606              881,673
         Realized investment gains (losses)                         3,059               6,741                9,800
                                                            ----------------    ----------------    -----------------
      Total revenue                                               926,274           1,219,108            2,145,382
      Benefits and Expenses:
         Benefits                                                 371,333           1,013,717            1,385,050
         Operating expenses                                       427,969             123,756              551,725
                                                            ----------------    ----------------    -----------------
      Total benefits and expenses                                 799,302           1,137,473            1,936,775

      Net operating income before income taxes                    126,972              81,635              208,607
      Income taxes                                                 28,726              21,121               49,847
                                                            ----------------    ----------------    -----------------
      Net income                                         $         98,246    $         60,514    $         158,760


         Assets:

                                                               Employee            Financial             Total
                                                               Benefits            Services               U.S.
                                                            ----------------    ----------------    -----------------
      Investment assets                                  $      1,346,944    $     11,859,038    $      13,205,982
      Separate account assets                                   4,533,516           3,313,935            7,847,451
      Other assets                                                355,834             668,698            1,024,532
                                                            ----------------    ----------------    -----------------
      Total assets                                       $      6,236,294    $     15,841,671    $      22,077,965


         Year ended December 31, 1996

         Operations:

                                                               Employee            Financial             Total
                                                               Benefits            Services               U.S.
                                                            ----------------    ----------------    -----------------
      Revenue:
         Premium income                                  $        486,565    $        342,884    $         829,449
         Fee income                                               321,074              26,445              347,519
         Net investment income                                     87,511             747,126              834,637
         Realized investment gains (losses)                        (2,661)            (18,417)             (21,078)
                                                            ----------------    ----------------    -----------------
      Total revenue                                               892,489           1,098,038            1,990,527
      Benefits and Expenses:
         Benefits                                                 406,143             949,821            1,355,964
         Operating expenses                                       368,258             101,358              469,616
      Total benefits and expenses                                 774,401           1,051,179            1,825,580

      Net operating income before income taxes                    118,088              46,859              164,947
      Income taxes                                                 22,874               7,498               30,372
                                                            ----------------    ----------------    -----------------
      Net income                                         $         95,214    $         39,361    $         134,575

The following table, which summarizes premium and fee income by segment, represents supplemental information.

                                                                 1998                1997                 1996
                                                            ----------------    ----------------    -----------------
      Premium Income:
         Employee Benefits
             Group Life & Health                         $        746,898    $        465,143    $         486,565
                                                            ----------------    ----------------    -----------------
                  Total Employee Benefits                         746,898             465,143              486,565
                                                            ----------------    ----------------    -----------------
         Financial Services
             Savings                                               16,765              22,634               26,655
             Individual Insurance                                 231,200             345,402              316,229
                                                            ----------------    ----------------    -----------------
                  Total Financial Services                        247,965             368,036              342,884
                                                            ----------------    ----------------    -----------------
      Total premium income                                        994,863             833,179              829,449
                                                            ================    ================    =================
      Fee Income:
         Employee Benefits
             Group Life & Health                         $        366,805    $        305,302    $         276,688
             401(k)                                                77,844              52,703               44,386
                                                            ----------------    ----------------    -----------------
                  Total Employee Benefits                         444,649             358,005              321,074
                                                            ----------------    ----------------    -----------------
         Financial Services
             Savings                                               71,403              62,725               26,445
                                                            ----------------    ----------------    -----------------
                  Total Financial Services                         71,403              62,725               26,445
      Total fee income                                            516,052             420,730              347,519
                                                            ================    ================    =================



============================================================          =========================================================
No   dealer,   salesperson   or  other   person  has  been                                 $150,0000,000
authorized  to  give  any   information  or  to  make  any
representations    other   than   those    contained    or                               [Great-West Logo]
incorporated  by  reference  in this  Prospectus  and,  if
given or made, such  information or  representations  must                           GREAT-WEST LIFE & ANNUITY
not be  relied  upon  as  having  been  authorized  by the                              INSURANCE CAPITAL I
Company,  the Trust or the  Underwriters.  This Prospectus
does not constitute an offer to sell or a solicitation  of
an offer to buy any  securities  other than those to which                                     SKIS SM
it relates  nor does it  constitute  an offer to sell or a
solicitation  of an  offer  to buy to  any  person  in any
jurisdiction  in which it would be  unlawful  to make such                             % Subordinated Capital
an offer or  solicitation.  Neither  the  delivery of this                               Income Securities
Prospectus  nor any sale made  hereunder  shall  under any                 (Liquidation Amount $25 Per Capital Security)
circumstances  create an  implication  that there has been
no change in the  facts  set forth in this  Prospectus  or
incorporated by reference  herein or in the affairs of the               fully and unconditionally guaranteed, as described
Company or the Trust since the date hereof.                                                  herein, by

                                                                                        GWL&A FINANCIAL INC.
                      ---------------
                     TABLE OF CONTENTS
                                                                      ------------------------------------------
                                                 Page
                                                                                             PROSPECTUS
Forward-Looking Statements........................4                                                        , 1999
Summary...........................................5
Risk Factors.....................................13                   ------------------------------------------
Reorganization...................................18
Capitalization...................................19
Use of Proceeds..................................20
Ratio of Earnings to Fixed Charges and Ratio of
    Earnings to Combined Fixed Charges and
    Preferred Stock Dividends....................20
Accounting Treatment.............................20
The Trust........................................22                                       LEHMAN BROTHERS
The Company......................................24
Selected Consolidated Financial Data.............27                                     GOLDMAN, SACHS & CO.
Management's Discussion and Analysis of Financial
    Condition and Results of Operations..........29                                     MERRILL LYNCH & CO.
Description of Capital Securities................41
Description of Junior Subordinated Debentures....53                                      J.P. MORGAN & CO.
Description of Guarantee.........................61
Relationship Among the Capital Securities, the
    Junior Subordinated Debentures and the
    Guarantee....................................64
U.S. Federal Income Tax Consequences.............66
Certain ERISA Considerations.....................69
Underwriting.....................................72
Legal Matters....................................73
Experts..........................................73
Available Information............................74
Incorporation of Certain Documents by Reference..74
Index to Financial Statements...................F-1

============================================================          =========================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with issuance and distribution of the securities being registered, other than underwriting compensation, are:

Securities Act Filing Fee.................................. $           44,250
New York Stock Exchange Listing Fee........................             88,100
Legal Fees and Expenses....................................            300,000*
Accounting Fees and Expenses...............................            150,000*
Printing and Engraving Fees................................             90,000*
Property Trustee's Fees....................................              6,000*
Miscellaneous..............................................              6,650*
                                                                  ------------
         Total............................................. $          685,000*
                                                                  ============

------------------------------
*     Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     GWL&A Financial Inc.'s Articles of Incorporation provides for the indemnification of directors.

     GWL&A Financial Inc.'s Bylaws provide for the indemnification of officers, directors and third parties acting on behalf of GWL&A Financial Inc. if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of GWL&A Financial Inc.'s, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

ITEM 16. EXHIBITS

    1*        Form of Underwriting Agreement.
    3.1**     Articles of Incorporation of GWL&A Financial Inc.
    3.2**     Bylaws of GWL&A Financial Inc.
    4.1**     Certificate of Trust of Great-West Life & Annuity Insurance Capital I.
    4.2**     Form of Amended and Restated Declaration of Trust of Great-West Life & Annuity Insurance Capital I.
    4.3**     Form of Indenture between GWL&A Financial Inc. and The Bank of New York, as Trustee.
    4.4**     Form of Guarantee Agreement between GWL&A Financial Inc. and The Bank of New York, as Trustee.
    4.5**     Form of Capital Security (included in Item 4.2 above).
    4.6**     Form of Subordinated Debt Security (included in Item 4.3 above).
    5.1       Opinion of Richards, Layton & Finger.
    5.2*      Opinion of Cleary, Gottlieb, Steen & Hamilton.
    8.1       Opinion of Cleary, Gottlieb, Steen & Hamilton.
   12         Calculation  of Ratio of Income to Fixed  Charges and Ratio of Earnings to Combined  Fixed  Charges and
                 Preferred Stock Dividends.
   23.1       Consent of Deloitte & Touche LLP.
   23.2       Consent of Deloitte & Touche LLP.
   23.3       Consent of Richards, Layton & Finger (included in its Opinion filed as
              Exhibit 5.1). 23.4 Consent of Cleary, Gottlieb, Steen & Hamilton (included in its Opinion filed as Exhibit 5.2).
   24**       Powers of Attorney of GWL&A Financial Inc.
   25.1**     Form T-1, Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of The Bank of New York, as Property
              Trustee under the Amended and Restated Declaration of Trust of
              Great-West Life & Annuity Insurance Capital I.
   25.2**     Form T-1, Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.
   25.3**     Form T-1, Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of The Bank of New York, as Guarantee
              Trustee under the Guarantee of GWL&A Financial Inc. for the benefit of holders of the Capital Securities of Great-West Life
              & Annuity Insurance Capital I.

----------------------------------------

*    To be filed by amendment.
**   Previously filed.


ITEM 17. UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Each of the undersigned Registrants hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that it has qualified for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Englewood, State of Colorado, on April 7, 1999.

                    GREAT-WEST LIFE & ANNUITY INSURANCE CAPITAL I


                    By: GWL&A Financial Inc., as Sponsor


                    By:  /s/    Mitchell T.G. Graye
                         --------------------------
                        Mitchell T.G. Graye
                        Executive Vice President, Chief Financial Officer

                    Date:  April 7, 1999


                    GWL&A FINANCIAL INC.


                    By: /s/    William T. McCallum
                        --------------------------
                        William T. McCallum
                        President and Chief Executive Officer

                    Date:  April 7, 1999

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following persons on behalf of GWL&A Financial Inc. in the capacities and on the dates indicated.

Signature and Title                                                                   Date

/s/    William T. McCallum                                                            April 7, 1999
-------------------------------------------------
       William T. McCallum
       President and Chief Executive Officer and a Director

/s/    Mitchell T.G. Graye                                                            April 7, 1999
-------------------------------------------------
       Mitchell T.G. Graye
       Executive Vice President, Chief Financial Officer

/s/    Glen R. Derback                                                                April 7, 1999
-------------------------------------------------
       Glen R. Derback
       Vice President and Controller

     *                                                                                April 7, 1999
-------------------------------------------------
       James Balog, Director

     *                                                                                April 7, 1999
-------------------------------------------------
       James W. Burns, Director

     *                                                                                April 7, 1999
-------------------------------------------------
       Orest T. Dackow, Director

     *                                                                                April 7, 1999
-------------------------------------------------
       Andre Desmarais, Director

     *                                                                                 April 7, 1999
-------------------------------------------------
       Paul Desmarais, Jr., Director

     *                                                                                April 7, 1999
-------------------------------------------------
       Robert G. Graham, Director

     *                                                                                April 7, 1999
-------------------------------------------------
       Robert Gratton,
       Chairman of the Board

     *                                                                                April 7, 1999
-------------------------------------------------
       N. Berne Hart, Director

     *                                                                                April 7, 1999
-------------------------------------------------
       Kevin P. Kavanagh, Director

     *                                                                                April 7, 1999
-------------------------------------------------
       William Mackness, Director

     *                                                                                April 7, 1999
-------------------------------------------------
       Jerry E.A. Nickerson, Director

     *                                                                                April 7, 1999
-------------------------------------------------
       P. Michael Pitfield, Director

     *                                                                                April 7, 1999
-------------------------------------------------
       Michel Plessis-Belair, Director

     *                                                                                April 7, 1999
-------------------------------------------------
       Brian E. Walsh, Director

*  By: /s/ D. Craig Lennox                                                            April 7, 1999
       ------------------------------------------
           D. Craig Lennox
           Attorney-in-fact pursuant to Powers of Attorney filed herewith.


                                INDEX TO EXHIBITS

  EXHIBIT NO.
                             DESCRIPTION OF EXHIBITS

    1*        Form of Underwriting Agreement.
    3.1**     Articles of Incorporation of GWL&A Financial Inc.
    3.2**     Bylaws of GWL&A Financial Inc.
    4.1**     Certificate of Trust of Great-West Life & Annuity Insurance Capital I.
    4.2**     Form of Amended and Restated Declaration of Trust of Great-West Life & Annuity Insurance Capital I.
    4.3**     Form of Indenture between GWL&A Financial Inc. and The Bank of New York, as Trustee.
    4.4**     Form of Guarantee Agreement between GWL&A Financial Inc. and The Bank of New York, as Trustee.
    4.5**     Form of Capital Security (included in Item 4.2 above).
    4.6**     Form of Subordinated Debt Security (included in Item 4.3 above).
    5.1       Opinion of Richards, Layton & Finger.
    5.2*      Opinion of Cleary, Gottlieb, Steen & Hamilton.
    8.1       Opinion of Cleary, Gottlieb, Steen & Hamilton.
   12         Calculation  of Ratio of Income to Fixed  Charges and Ratio of Earnings to Combined  Fixed  Charges and
                 Preferred Stock Dividends.
   23.1       Consent of Deloitte & Touche LLP.
   23.2       Consent of Deloitte & Touche LLP.
   23.3       Consent of Richards, Layton & Finger (included in its Opinion filed as
              Exhibit 5.1). 23.4 Consent of Cleary, Gottlieb, Steen & Hamilton (included in its Opinion filed as Exhibit 5.2).
   24**       Powers of Attorney of GWL&A Financial Inc.
   25.1**     Form T-1, Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of The Bank of New York, as Property
              Trustee under the Amended and Restated Declaration of Trust of
              Great-West Life & Annuity Insurance Capital I.
   25.2**     Form T-1, Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture.
   25.3**     Form T-1, Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of The Bank of New York, as Guarantee
              Trustee under the Guarantee of GWL&A Financial Inc. for the benefit of holders of the Capital Securities of Great-West Life
              & Annuity Insurance Capital I.

----------------------------------------

*    To be filed by amendment.
**   Previously filed.